EXHIBIT 10.1

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement, is entered into as of September 30, 2013, by and among Alpha Capital Anstalt (“Lender”), Andalay Solar, Inc. (“Borrower”), a Delaware corporation, and Collateral Services, LLC (the “Collateral Agent”).

RECITALS

A.           Borrower has requested that Lender make loans to Borrower for business purposes.

B.           Lender is willing to make such loans to Borrower, on the terms and conditions set forth in this Agreement, and Borrower agrees to make the payments required by this Agreement and to comply with the other terms and conditions of this Agreement.

AGREEMENT

For good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as set forth below.

1. Definitions and Construction.

1.1. Definitions.  As used in this Agreement, the following terms shall have the following definitions:

“Account Debtor” means a person obligated on an Account, Chattel Paper, or General Intangible.

“Accounts” means all currently existing and hereafter arising accounts as defined in the Code, as such definition may be changed from time to time, and shall include, but not be limited to a right to payment of a monetary obligation for property sold or services rendered, and any and all credit insurance, guaranties, or security therefor.

“Affiliate” means, when used with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means this Loan and Security Agreement together with all addenda, exhibits and schedules hereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.

“Allowable Amount” means the lesser of the Borrowing Base and the Maximum Amount.

“A/R Borrowing Base” has the meaning set forth in the definition of Borrowing Base.

“A/R Line of Credit” means the aggregate amount at any given time of Advances calculated with respect to the face amount of the Accounts pursuant to the A/R Borrowing Base, as the amount thereof shall change from time to time. (The A/R Line of Credit is and shall be secured by all the Collateral.)

“Authenticate” has the meaning given in the Code, as such definition may be amended from time to time, which means to sign, execute, or otherwise adopt a symbol, or encrypt or similarly process a record in whole or in part, with the present intention of the authenticating person to identify the person and adopt or accept a record.

“Authorized Officer” means any officer or employee of Borrower as set forth in that certain Signature Authorization of even date herewith, as it may be amended from time to time.

“Bankruptcy Code” means Title 11 of the United States Code, as amended and any successor statute.

“Borrower” has the meaning set forth in the preamble to this Agreement, individually and collectively.

“Borrower’s Books” means all of Borrower’s books and records, including, without limitation, ledgers, records indicating, summarizing, or evidencing Borrower’s properties or assets (including, without limitation, the Collateral) or liabilities, all information relating to Borrower’s business operations or financial condition, and all computer programs, disc or tape files, printouts, runs, or other computer prepared information, and the equipment containing such information.

“Borrowing Base” means the sum of the following:

(a.) eighty percent (80%) of the Net Face Amount of Prime Accounts, but in any event not in an aggregate amount in excess of the Maximum Account Advance (the “A/R Borrowing Base”); plus (b.) fifty percent (50%) of the Current Market Cost of raw materials that constitute Eligible Inventory; plus (c.) sixty five percent (65%) of the Current Market Cost of finished goods that constitute Eligible Inventory; plus (d) ninety five percent (95%) of the cash in the Blocked Account, but in any event not in an aggregate amount in excess of the Maximum Inventory Advance (the “Inventory Borrowing Base”).

“Business Day(s)” means any day that is not a Saturday, Sunday, or other day on which New York State or national banks are authorized or required to be closed.

“CERCLA” has the meaning given in the definition of Environmental Laws.

“Chattel Paper” has the meaning given in the Code, as such definition may be amended from time to time, which defines Chattel Paper as a record or records that evidence both (a.) a monetary obligation; and (b.) a Security Interest in (i.) specific goods; (ii.) a Security Interest in specific goods and Software used in the goods; (iii.) a Security Interest in specific goods and license of Software used in the goods; or (iv.) a lease of specific goods and license of Software used in the goods.

“Chief Executive Office” means Borrower’s sole place of business (if it has only one), chief executive office (if it has more than one place of business) or residence (if an individual) which is located at 1475 S. Bascom Avenue, Suite 101, Campbell, California 95008.

“Closing Date” means the date of the initial advance hereunder.

“Code” or “UCC” means the New York Uniform Commercial Code, or any successor statute in effect in the state of California, as amended and/or re-numbered from time to time, which is also known as the UCC.

“Collateral” means all of the personal property and Trade Fixtures now owned or hereafter acquired by Borrower whether now existing or hereafter arising and wherever located, including without limitation: (a.) all Accounts; (b.) all Chattel Paper including without limitation Electronic Chattel Paper; (c.) all Inventory; (d.) all Equipment; (e.) all Trade Fixtures; (f.) all Fixtures; (g.) all Instruments; (h.) all Financial Assets, including without limitation, Investment Property; (i.) all Documents; (j.) all Deposit Accounts; (k.) all Letter of Credit Rights; (l.) all General Intangibles including without limitation copyrights, trademarks, and patents, Payment Intangibles, Software, and all rights in and to domain names in whatever form, and all derivative URLs; (m.) all Supporting Obligations; (n.) any Commercial Tort Claim listed on any schedule provided herewith or hereafter; (o.) all returned or repossessed goods arising from or relating to any Accounts or Chattel Paper; (p.) all certificates of title and certificates of origin or manufacturers statements of origin relating to any of the foregoing, now owned or hereafter acquired; (q.) all property similar to any of the foregoing hereafter acquired by Borrower; (r.) all ledger sheets, files, records, documents, instruments, and other books and records (including without limitation related electronic data processing Software) evidencing an interest in or relating to the above; (s.) all money, cash or cash equivalents; and (t.) to the extent not otherwise included in the foregoing, all proceeds, products, insurance claims, and other rights to payment and all accessions to, replacements for, attachments to, substitutions for, and rents and profits of, and noncash proceeds of, each of the foregoing. Notwithstanding any contrary term of this Agreement, Collateral shall not include any waste or other materials that have been or may be designated as toxic or hazardous.

“Commercial Tort Claim” has the meaning given in the Code, as such definition may be amended from time to time, which means a claim arising in tort with respect to which the claimant is an organization or if the claimant is an individual, the claim arose in (a.) the course of the claimant’s business or profession; and (b.) does not include damages arising out of personal injury to or death of an individual.

“Concentration Limit” means the maximum permitted percentage in the aggregate, that one Account Debtor may constitute of Borrower’s total Accounts, as further described in subsection (u) of the definition of Prime Accounts.

“Current Market Cost” means, as determined by Lender in good faith, the lower of (a.) cost of Inventory, computed on a first-in-first-out basis in accordance with GAAP; or (b.) market value of Inventory.

“Daily Balance” means the principal amount of any Obligations owed at the end of a given day, which shall be calculated for purposes of calculating interest that no payment made by check or other means, including without limitation wire transfer, ACH transfer, credit card payment or any other means shall be deemed to be made until three (3) Business Days after receipt by Lender of such payments to allow for clearance thereof, as provided in Section 3.4 hereof; provided however, that all payments when received shall be given provisional credit for purposes of determining availability of Advances under the Agreement.

“Delinquent Accounts” means Accounts that remain uncollected for more than one hundred twenty (120) days from the invoice date.

“Deposits” means the Good Faith Deposit and the Documentation Fee/Legal Deposit as further described in Section 2.2.11 hereof and any other deposit that Lender may require on a case by case basis.

“Deposit Account(s)” has the meaning given in the Code, as such definition may be amended from time to time, including without limitation, a demand, time, savings, passbook, or similar account maintained with a bank or other depository institution.

“Dilution Rate” means the percentage rate at which Borrower’s Prime Accounts are subject to reduction due to credits, returns, and allowances.

“Documents” has the meaning given in the Code, as such definition may be amended from time to time.

“Electronic Chattel Paper” has the meaning given in the Code, as such definition may be amended from time to time, which defines Electronic Chattel Paper as Chattel Paper evidenced by a record or records consisting of information stored in an electronic medium.

“Eligible Inventory” means Inventory that meets all of the following criteria:

(a.) Inventory acceptable to Lender, in its Sole Discretion, for lending purposes;

(b.) Inventory held for sale or lease in the ordinary course of Borrower’s business;

(c.) Inventory located at Borrower’s Chief Executive Office or Other Locations; provided, however, that if any such location is owned by a party other than Borrower, Lender shall have obtained from the owner thereof an agreement relative to Lender’s rights with respect to such Inventory, in form and content satisfactory to Lender;

(d.) Inventory in which Lender has a first priority, perfected Security Interest under the laws of the United States of America or any state of the United States of America;

(e.) Inventory not subject to a Security Interest, lien, or other encumbrance in favor of any other Person, except for Permitted Liens;

(f.) Inventory of good and merchantable quality that is free from defect and that is not slow moving, obsolete, returned, perishable, or manufactured under a license agreement unless the licensor (if other than Borrower) has entered into an agreement in form and content reasonably acceptable to Lender;

(g.) Inventory owned and in the lawful possession of Borrower;

(h.) Inventory which does not consist of packaging and shipping materials; and

(i.) Inventory that does not consist of supplies used or consumed in Borrower’s business or work-in process.

General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory that is not Eligible Inventory shall nevertheless be part of the Collateral.

“Environmental Laws” means all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals, or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof, including without limitation 42 U.S.C. §9601 (14), of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 set forth at 42 U.S.C. §9601 et seq. (“SARA”), or the Resource Conservation and Recovery Act of 1976 set forth at 42 U.S.C. §9601 et seq. (“RCRA”) and all successor statutes and amendments thereto.

“EPA” means the United States Environmental Protection Agency.

“Equipment” means all of Borrower’s now owned and hereafter acquired equipment as defined in the Code, as such definition may be amended from time to time, and wherever located, and shall include, but not be limited to, all goods (other than inventory, farm products, or consumer goods) including without limitation machinery, computers and computer hardware and Software (whether owned or licensed), vehicles, tools, furniture, Trade Fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

“Exhibit” means that certain Exhibit A hereto.

“Financial Assets” has the meaning given in the Code, as such definitions may be amended from time to time, which defines Financial Assets as any of the following: (a.) a security; (b.) an obligation of a person or a share, participation, or other interest in a person or in property or an enterprise of a person, that is, or is of a type, dealt in or traded on financial markets or that is recognized in any area in which it is issued or dealt in as a medium for investment; and (c.) any property that is held by a securities intermediary for another person in a securities account that has expressly agreed with the other person that the property is to be treated as a financial asset.

“Fixtures” has the meaning given in the Code, as such definition may be amended from time to time, which defines Fixtures as goods that have become so related to particular real property that an interest in them arises under property law, but shall not include Trade Fixtures.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as of the date of determination.

“General Intangibles” means general intangibles as defined in the Code, as such definition may be amended from time to time, (and shall include, but not be limited to, registered and unregistered patents, trademarks, service marks, copyrights, trade names, domain names and all derivative URL’s, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in Equipment, Payment Intangibles and Software), all whether arising under the laws of the United States of America or any other country.

“Hazardous Substances” and “Hazardous Wastes” means all or any of the following:

(a.) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”;

(b.) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources;

(c.) any flammable substances or explosives or any radioactive materials; and

(d.) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

“Indebtedness” means all of the following:

(a.) all indebtedness for borrowed money (whether by loan or the issuance and sale of debt securities);

(b.) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP;

(c.) acceptances, bonds, indentures, notes payable, and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;

(d.) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument;

(e.) all indebtedness secured by any lien on any property or asset owned or held by Borrower regardless of whether the indebtedness secured thereby shall have been assumed by Borrower or is nonrecourse to the credit of Borrower;

(f.) contingent obligations to the extent such obligations are no longer contingent but become absolute and remain unpaid;

(g.) all obligations, contingent or otherwise, relative to the face amount of any letter of credit, letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products;

(h.) any unfunded obligation of Borrower or any of its subsidiaries to a multiemployer plan required to be accrued by GAAP; and

(i.) obligations of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, comade discounted, or sold with recourse to Borrower), any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

“Insolvency Proceeding” means any case, proceeding, or matter commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, including, without limitation, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Instrument” has the meaning given in the Code, as such definition may be amended from time to time, which defines an Instrument as a negotiable instrument or any other writing that evidences a right to payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment. Instrument shall include but not be limited to promissory notes.

“Inventory” means all present and future inventory, as defined in the Code, as such definition may be amended from time to time, in which Borrower has any interest and wherever located, and shall include but not be limited to, goods held for sale or lease or to be furnished under a contract of service and all of Borrower’s present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

“Inventory Line of Credit” means the aggregate amount at any given time of Advances calculated with respect to the value of Eligible Inventory pursuant to the Inventory Borrowing Base, as the amount thereof may change from time to time. (The Inventory Line of Credit is and shall be secured by all the Collateral.)

“Investment Property” has the meaning given in the Code, as such definition may be amended from time to time, which defines Investment Property as securities, security accounts, commodity contracts, or commodity accounts.

“IRC” means the Internal Revenue Code of 1986, Title 26 of the United States Code, as amended and/or re-numbered, including any successor statute, and the regulations thereunder.

“Lender Expenses” includes, without limitation, all of the following:

(a.) reasonable costs or expenses (including without limitation taxes, photocopying, notarization, telecommunication, insurance premiums, and postage) paid by Lender in connection with Lender’s transactions with Borrower;

(b.) reasonable costs and expenses required to be paid by Borrower under any of the Loan Documents that are paid or advanced by Lender in connection with Lender’s transactions with Borrower;

(c.) reasonable documentation, filing, recording, publication, appraisal (including periodic Collateral appraisals) and search fees assessed, paid, or incurred by Lender in connection with Lender’s transactions with Borrower;

(d.) reasonable costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise);

(e.) reasonable charges paid or incurred by Lender in connection with Lender’s transactions with Borrower, resulting from the dishonor of checks in connection with Lender’s transactions with Borrower; costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral or any portion thereof, irrespective of whether a sale is consummated;

(f.) reasonable costs and expenses paid or incurred by Lender in examining Borrower’s Books.

(g.) a $6,500 Dollars fee payable to Lender’s counsel Grushko & Mittman, P.C.; and

(h.) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents and adjusting or settling disputes and claims with Account Debtors with respect to Borrower’s Accounts; and Lender’s reasonable Attorneys’ Fees and expenses (whether for legal services incurred by and expenses from outside counsel and/or from in-house counsel and staff) incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, or enforcing this Agreement or the other Loan Documents (including reasonable Attorneys’ Fees and expenses incurred in such adjusted or settled disputes and claims, and in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Borrower of the Obligations, irrespective of whether suit is brought). The Attorneys’ Fees incurred by Lender in any Insolvency Proceeding shall include, without limitation, those incurred in connection with debtor-in-possession financing, motions for relief from automatic stay, and actions to determine dischargeability, and defending, or concerning the Loan Documents.

“Letter of Credit Rights” has the meaning given in the Code, as such definition may be amended from time to time, which defines Letter of Credit Rights as a right to payment or performance under a letter of credit, whether or not beneficiary has demanded or is at the time entitled to demand payment or performance.

“Line of Credit” means the aggregate amount at any given time of Advances made under the A/R Line of Credit, the Inventory Line of Credit or otherwise under this Agreement as the amount thereof may change from time to time. (The Line of Credit is and shall be secured by all of the Collateral.)

“Loan Documents” means collectively, this Agreement, and all notes, other guarantees, security agreements, subordination agreements, and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower in connection with this Agreement or otherwise, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Material Adverse Change” means a material adverse change in any one or more of the following:

(a.) Borrower’s, any subsidiary’s assets, operations, business, or financial condition, or business;

(b.) Borrower’s ability to pay and perform the Obligations when due; (c.) any material property in which Lender holds a Security Interest; (d.) the perfection or priority of any such Security Interest; or (e.) Lender’s rights and remedies under any Loan Documents.

“Maximum Account Advance” means $200,000.

“Maximum Amount” means $500,000.

“Maximum Inventory Advance” means $300,000.

“Note” has the meaning given in Section 8.1.23 hereof.

“Net Face Amount” means, with respect to an Account, the gross face amount of such Account less all trade discounts or other deductions to which the Account Debtor is entitled.

“Obligations” means (a.) the due and punctual payment of all amounts due or to become due under this Agreement; (b.) the performance of all obligations of Borrower under the Loan Documents; and (c.) all present and future obligations owing by Borrower to Lender whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any bankruptcy case in which Borrower is a debtor, (each, an “Insolvency Proceeding”), including but not limited to Lender Expenses and any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations; and all principal, interest, fees, charges, Lender Expenses, reasonable Attorneys’ Fees, Audit Fees, and accountants’ fees chargeable to Borrower or incurred by Lender in connection with the Loan Documents. Except to the extent otherwise provided, this Agreement does not secure any obligation described above which is secured by a consensual lien on real property.

 “Other Locations” means that or those physical locations, other than Borrower’s Chief Executive Office, including but not limited to additional business offices, warehouses, other storage facilities, both public and non-public, or the like, where Borrower operates its business and/or stores collateral, more specifically set forth below, but excluding sales offices and locations where no collateral is maintained.

“Overadvance” means the amount by which the principal balance of any sums advanced plus any applicable reserves exceed the Allowable Amount.

“Payment Intangibles” means a General Intangible under which the Account Debtor’s principal obligation is a monetary obligation.

“Permitted Indebtedness” means all of the following:

(a.) Indebtedness evidenced by this Agreement or the Loan Documents or any other debt owed to Lender;

(b.) amounts owing under license in the ordinary course of Borrower’s business, so long as the licensor has entered into an agreement in favor of Lender in form and content satisfactory to Lender.

(c.) subordinated debt that is subject to a subordination agreement in favor of Lender in form and content reasonably satisfactory to Lender;

(d.) Permitted Purchase Money Indebtedness for Acquisition of Fixed Assets;

(e.) the Indebtedness set forth in the latest financial statements of Borrower submitted to Lender on or prior to the Closing Date;

(f.) Indebtedness secured by Permitted Liens;

(g.) refinancings, renewals, or extensions of the foregoing, provided: (i.) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower; (ii.) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended; (iii.) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended; and (iv.) that to the extent that the Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing of the Indebtedness must be at least as favorable to Lender as those applicable to the refinanced Indebtedness; and

(h.) unsecured debt arising from the regular course of business not in excess of an aggregate $75,000.

“Permitted Liens” means all of the following:

(a.) liens for unpaid taxes of Borrower that are either (i.) not yet due and payable; or (ii.) (1.) do not constitute an Event of Default hereunder; and (2.) are the subject of a Permitted Protest;

(b.) liens and Security Interests granted against Equipment disclosed in writing by Borrower to Lender and consented to by Lender in writing;

(c.) liens described in Addendum thereto, provided they are subject to such subordination agreements as Lender may require;

(d.) purchase money liens or the interests of lessor under capital leases to the extent that such liens or interests secure Permitted Purchase Money Indebtedness for Acquisition of Fixed Assets and so long as such lien attaches only to the asset purchased or acquired and the proceeds thereof;

(e.) with respect to real property, easements, rights of way, reservations, covenants, conditions, restrictions, zoning variances, and other similar encumbrances that do not materially interfere with the use or value of the property subject thereto;

(f.) obligations and duties as lessee under any operating lease existing on the date of this Agreement; and obligations and duties as lessee under any lease existing on the date of this Agreement;

(g.) any liens incurred in connection with the refinancing, renewal, or modification of indebtedness secured by Permitted Liens, provided: (i.) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower; (ii.) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended; (iii.) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended; and (iv.) that to the extent that the Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing of the Indebtedness must be at least as favorable to Lender as those applicable to the refinanced Indebtedness;

(h.) liens for unpaid taxes, assessments, or other governmental charges or levies (i.) that are not yet delinquent; or (ii.) do not constitute an Event of Default hereunder and are the subject of Permitted Protests;

(i.) judgment liens that do not constitute an Event of Default under this Agreement;

(j.) liens on amounts deposited in connection with obtaining Workers’ Compensation Insurance or other unemployment insurance; and

(k.) liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, provided that such deposits have been made with Lender’s prior written consent.

“Permitted Protest” shall mean a protest taken by Borrower in good faith with respect to disputed taxes for which a bond has been posted by Borrower in the amount of disputed taxes that have not been paid.

“Permitted Purchase Money Indebtedness for Acquisition of Fixed Assets” means, as of any date of determination, Purchase Money Indebtedness for Acquisition of Fixed Assets incurred after the date hereof in an aggregate principal amount outstanding at any one time which shall not exceed Twenty-five thousand Dollars ($25,000.00) without Lender’s prior written consent, which consent shall not be unreasonably withheld.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, joint ventures, limited liability companies, limited liability partnerships, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Premises” means all of the locations of Borrower consisting of its Chief Executive Office, any and all other offices or locations and any and all Other Locations.

“Prime Accounts” means those Accounts of Borrower that meet all of the following criteria:

(a.) are acceptable to Lender in the exercise of its Sole Discretion;

(b.) are creditworthy as determined by Lender in its Sole Discretion based on the facts and circumstances presented, including payment history, turn, PAYDEX rating and other data;

(c.) have been validly assigned as Collateral to Lender, giving Lender a first priority Security Interest therein and in all proceeds thereof;

(d.) as of the date of determining whether an Account is a “Prime Account” or not, (i.) no invoice is more than sixty (60) days past due if such invoice provides for payment terms of thirty (30) days or less; or (ii.) in any event, no invoice remains uncollected for more than one hundred twenty (120) days from the date of such invoice (the “120 Day Eligibility Period”), except, that with respect to an invoice that has payment terms of 90 days (a “90 Day Term Invoice”), such 90 Day Eligibility Period shall be extended to one hundred twenty (120) days (the “120 Day Eligibility Period”), provided, however, that the aggregate amount of all invoices with a 120 Day Eligibility Period shall not exceed 33% of all Prime Accounts (but the portion not in excess of 33% may be deemed Prime Accounts);

(e.) strictly comply with all Borrower’s warranties and representations to Lender;

(f.) have been created by absolute sales of Borrower’s merchandise or services;

(g.) are genuine, bona fide and collectible;

(h.) Borrower shall have good, unencumbered and absolute title to Collateral free of all third party claims other than Permitted Liens;

(i.) are not subject to any dispute, right of offset, counterclaim, or right of cancellation or return;

(j.) all property giving rise to such Accounts shall have been delivered from Borrower’s Premises to, and unconditionally accepted by, each Account Debtor;

(k.) Borrower has performed all things required of Borrower by the terms of all agreements or purchase orders giving rise to such Accounts;

(l.) are due and unconditionally payable on terms of thirty (30) days or less, or on such other terms not exceeding sixty (60) days (if acceptable to Lender in its Sole Discretion) which are expressly set forth on the face of all invoices, copies of which shall be delivered to Lender;

(m.) are not Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by which the payment by the Account Debtor may be conditional;

(n.) are not Accounts with respect to which the Account Debtor is an officer, employee, partner, joint venturer or agent of Borrower;

(o.) are not Accounts with respect to which the Account Debtor is a resident of a country other than the United States of America, except if a letter of credit is issued for such an Account;

(p.) are not Accounts with respect to which the Account Debtor disputes liability or makes any claim, or has any defense, crossclaim, counterclaim or offset (each a “Contra” and collectively, “Contras”);

(q.) are not Accounts with respect to which any Insolvency Proceeding is filed by or against the Account Debtor, or if an Account Debtor becomes insolvent, fails or goes out of business;

(r.) are not Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower;

(s.) are not Accounts which in the aggregate from one Account Debtor constitutes twenty-five percent (25%) of total Accounts, but the portion not in excess of the Concentration Limit may be deemed Prime Accounts; and

(t.) are not Accounts from an Account Debtor, whose Accounts that have aged 120 days or more from invoice date comprise more than twenty-five percent (25%) of such Account Debtor’s total Accounts (the “Cross-Aging Limit”).

“Purchase Money Indebtedness for Acquisition of Fixed Assets” means debt (other than the Indebtedness, but including capitalized lease obligations), incurred at the time of, or within twenty (20) days after, the acquisition of any fixed asset for the purpose of financing all or any part of the acquisition cost thereof.

“RCRA” has the meaning given in the definition of Environmental Laws.

“Report of Assigned Accounts” means the form with which invoices are transmitted to Lender.

“Security Interest(s)” means any present or future lien, charge, mortgage, pledge, assignment, or other encumbrance, or security interest in any asset, whether created or arising voluntarily, involuntarily or by operation of law.

“Share Purchase Agreement” has the meaning given in Section 8.1.23 hereof.

“Software” has the meaning given in the Code, which defines Software as a computer program and any supporting information provided in connection with a transaction relating to the program.

“Sole Discretion” means the exercise by Lender of its reasonable (from the perspective of a secured asset based Lender) business judgment in light of all of the facts and circumstances existing with respect to the issue then under consideration by Lender.

“Solvent” means that (a.) a Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business; and (b.) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

“Supporting Obligations” has the meaning given in the Code, as such definition may be amended from time to time, which defines a Supporting Obligation as a letter-of-credit right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or a Financial Asset, including without limitation, Investment Property.

“Trade Fixtures” means equipment and furnishings that are used in Borrower’s business or operations which become affixed to the Premises, but which can be removed from the Premises without causing undue damage to such Premises.

“UCC” has the meaning given in the definition of Code.

1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

1.3. Terms Not Defined. All other terms contained in this Agreement, to the extent not specifically defined herein, shall have the meanings provided in the Code.

1.4. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Any section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

1.5. Authenticated Documents. Any reference herein to a “writing”, a “written document”, or an executed document shall also mean an “Authenticated” writing or document or “Authentication” unless Lender shall otherwise require an original writing.

1.6. Addenda; Schedules and Exhibits. All of the addenda, schedules, and exhibits attached to this Agreement shall be deemed to be incorporated herein by reference as though set forth in full herein.

2. Loan and Terms of Payment.

2.1. Revolving Advances Against Accounts and Inventory.

2.1.1. Advances Not to Exceed Borrowing Base. Subject to the terms and conditions of this Agreement, from the Closing Date until the termination of this Agreement, Lender shall, from time to time, at the request of Borrower, make advances (each, an “Advance” and collectively, the “Advances”) to Borrower so long as no Overadvance exists before the requested Advance or would be created by such Advance.

2.1.2. Advances to be Drawn First Against A/R Borrowing Base; Inventory Advances Due Upon Payment in Full of A/R Advances if no Intent to Have Further Advances to be Made Against Accounts.  Borrower shall draw all available funds under the A/R Borrowing Base under the A/R Line of Credit prior to drawing any available funds under the Inventory Borrowing Base under the Inventory Line of Credit. At such time as amounts advanced against Accounts under the A/R Line of Credit under this Agreement have been paid in full, with (a.) no further intention on the part of Lender to make further Advances against Accounts  under the A/R Line of Credit; and/or (b.) no further intention on the part of Borrower to obtain any further Advances against Accounts under the A/R Line of Credit, amounts advanced against Inventory under the Inventory Line of Credit under this Agreement shall also be due, owing, and payable in full. Amounts borrowed pursuant to this Section 2.1.2 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

2.1.3. Reduction of Advance Rates; Reserves. Lender may, in its Sole Discretion, from time to time, reduce the Borrowing Base and/or institute reserves against the Borrowing Base to the extent that Lender determines in good faith (among other things) that: (a.) the Dilution Rate with respect to the Accounts for any period (based on the ratio of (i.) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (ii.) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels; (b.) the general creditworthiness of (an) Account Debtor(s) has(have) declined; (c.) the number of days of the turnover of the Inventory for any period has increased in any material respect; (d.) the liquidation value of the Eligible Inventory, or any category thereof, has decreased; (e.) cost or count variances exist or are anticipated to exist with respect to Inventory; or (f.) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the Borrowing Base and/or institute reserves against the Borrowing Base, Lender may consider events, conditions, contingencies, or risks that are also considered in determining Prime Accounts or Eligible Inventory.

2.1.4. Authorization for Advances. Subject to the terms and conditions of this Agreement, Lender is authorized to make Advances (a.) upon telephonic, facsimile or other instructions received from anyone purporting to be an Authorized Officer of Borrower; or (b.) at the Sole Discretion of Lender, and notwithstanding any other provision in this Agreement, if necessary to meet any Obligations, including but not limited to any interest not paid when due. Notwithstanding anything to the contrary contained herein, Lender shall not be obligated to make an Advance if, before the Advance is made, an Overadvance exists or as a result of making an Advance, an Overadvance would be created.  Borrower may make one weekly request for an Advance (except for emergencies). Weekly requests for Advances shall be accompanied by  Request for Advance in the form shown in Exhibit A which states Borrower’s  Borrowing Base at the time of the request.

2.1.5. Establish Deposit Account; Provide Pledge Agreement and Control Agreement. Borrower agrees to establish and maintain a single designated Deposit Account for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by Lender hereunder shall be made to such designated Deposit Account. Borrower agrees to provide Lender with (a.) a pledge agreement; and (b.) a control agreement in form and substance reasonably acceptable to Lender, signed by the bank or financial institution at which the Deposit Account is located. If Borrower’s bank or financial institution refuses to or does not cooperate in executing such control agreement, Borrower shall move its account to a financial institution willing to execute a control agreement in form and substance reasonably satisfactory to Lender.

2.2. Interest: Rates, Payments, Fees, and Calculations.

2.2.1. Interest Rates.

2.2.1.1. On Advances Against Accounts. All Advances against Accounts under the A/R Line of Credit hereunder shall bear interest, on the Daily Balance, at a per annum rate of 12% percent.

2.2.1.2. On Advances Against Inventory. All Advances against Inventory under the Inventory Line of Credit hereunder shall bear interest, on the Daily Balance, at a per annum rate of 12% percent.

2.2.2. Intentionally left blank

2.2.3. Monthly Interest Payment; Minimum Payment. Borrower shall pay Interest on the Line of Credit, together with the Administrative Fee payable under this Agreement, on a monthly basis. Interest on the Line of Credit shall not be less than $500.00 Dollars (the “Minimum Monthly Interest Payment”) provided that in no event shall the payment be in excess of the maximum amount of interest allowed by law. Within seven (7) days of the end of each month, Borrower shall submit a report to Lender stating interest, calculated on a weekly basis, incurred throughout the previous month, along with a payment for such Interest or the Minimum Monthly Interest Payment, whichever is greater.

2.2.4. Default Rate.  All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to 6% percent per annum in excess of the applicable interest rate as set forth in Section 2.2.1 (the “Default Rate”). Lender’s failure to assess interest at the Default Rate as provided hereunder shall not be deemed a waiver by Lender of its right to charge such Default Rate at any time after default. Lender reserve the right to, and Borrower hereby acknowledges that Lender may, recalculate interest at the Default Rate.

2.2.5. Interest Payments. Subject to Section 2.2.4, interest on the Obligations shall be payable monthly, in arrears, shall be computed at the applicable interest rate as set forth in Section 2.2.1, and shall be due on the seventh day of each month following the accrual thereof. Interest shall be payable commencing on the seventh (7th) calendar day of the month following the Closing Date. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

2.2.6. Calculation of Interest. All interest and fees charged hereunder shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. Notwithstanding anything to the contrary contained herein, any interest rate calculated hereunder shall be rounded up to the closest one-quarter of one percent (1/4 of 1.00%), with no adjustments made for rate changes of less than one-quarter of one percent (1/4 of 1.00%). Lender shall, for the purpose of the computation of interest due hereunder, add the Clearance Days to any payments by check or other means, including without limitation wire transfer, ACH transfer, credit card payment or any other means, which is acknowledged by the parties to constitute an integral aspect of the pricing of Lender’s facility to Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Lender. Should any check not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly.

2.2.7. Principal Payments.  Upon the Termination of this agreement, as scheduled or accelerated, the entire principal shall be due.

2.2.8. Loan Fee.  At the time of initial funding hereunder Borrower agrees to pay Lender a loan fee of 50 Series D Preferred Shares (the “Loan Fee”).

2.2.9. Left intentionally blank.

2.2.10. Collateral Agent Fee.  The Collateral Agent shall be paid an initial fee of $5,000 Dollars upon the execution of this Agreement plus, while any Obligations remain outstanding to Lender, on or before the first (1st) day of each month, Borrower agrees to pay the Collateral Agent an administrative fee equal to half a percentage point (0.5%) per month of the Daily Balance during the preceding month or the sum of $500.00 Dollars, whichever is less (the “Collateral Agent Fee”).

2.2.11. Deposits for Lender Expenses. Borrower shall pay to Lender the Lender Expenses incurred by Lender in connection with the negotiation and preparation of this Agreement and the Loan Documents. In connection therewith, the following applies with respect to Deposits for such Lender Expenses:

2.2.12. Audit Fees. Borrower shall pay to Lender on demand periodic audit fees of One thousand Dollars ($1,000.00) per day, plus actual out of pocket costs related to each audit (the “Audit Fee”).

2.2.13. Inventory Appraisal and Monitoring Fees. While any (a.) funds are available to Borrower under the Inventory Borrowing Base; or (b.) funds that have been advanced under the Maximum Inventory Amount are owing and payable to Lender, Borrower shall pay to Lender on demand any fees incurred in connection with periodic inventory appraisal and monitoring fees (collectively, the “Inventory Appraisal Fee”).

3. Payment of Advances.

3.1. Delivery to Lender of All Payments. Borrower shall remit to Lender all payments received by Borrower on all Accounts, including, without limitation, all payments on Accounts, Deposits, and proceeds of cash sales, irrespective of whether Borrower has obtained or seeks to obtain an Advance against any Account or any Inventory.

3.2. Required Payments on Past Due Accounts or Overadvance. On demand, Borrower shall pay to Lender (a.) the Net Face Amount of all Delinquent Accounts; or (b.) the Net Face Amount of Accounts more than sixty (60) days past due. Notwithstanding the foregoing, in the alternative, rather than complying with (a.) or (b.) above, if Borrower provides additional Prime Accounts reasonably acceptable to Lender, in lieu of payment of such past due Accounts to Lender, Borrower may, in the alternative, submit additional invoices that constitute Prime Accounts to eliminate any Overadvance.  Except as set forth in the prior sentence of this Section 3.2, Borrower shall pay the entire unpaid balance of the Obligations immediately upon (1.) the occurrence of an Event of Default and acceleration of the Obligations by Lender pursuant to Section 12.1.1; or (2.) in the case of termination, as set forth in Section 6.1, whether by notice, lapse of time or otherwise, whichever occurs first.

3.3. Application of Payments. Payments received shall be applied as follows: (a.) first against any Loan Fees and Lender Expenses, if any; (b.) against interest; and (c.) then against principal. To the extent Borrower uses Advances under this Agreement to purchase any Collateral, Borrower’s repayment of the Advances shall apply on a “first-in-first-out” basis so that the portion of the Advances used to purchase a particular item of Collateral shall be paid in the chronological order in which Borrower purchased the Collateral.

3.4. Clearance Days. Payments made by check or any other means, including, ACH transfer, or credit card receipts, shall be deemed to be made three (3) Business Days after receipt by Lender and shall be subject to clearance of funds (the “Clearance Days”). Wire transfers are deemed to be made on the date of confirmation of receipt of the wire.

3.5. Overadvances. Subject to the provisions of Section 3.2, in the event of an Overadvance, if Lender continues in its Sole Discretion to provide Advances hereunder, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of the Overadvance.  Should the Line of Credit at any time exceed the  Borrowing Base, Borrower shall have seven (7) days pay any such excess amount.

3.6. Payment of Obligations. Notwithstanding anything to the contrary contained in this Agreement, no payment received by Lender shall constitute payment thereof unless and until final payment thereof has been received.

3.7. Statements of Obligations. Upon request from the Borrower, Lender will provide Borrower with a statement regarding its Obligations, including principal, interest, fees and an itemization of all charges and expenses constituting Lender Expenses owing, and such information shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within thirty (30) days following any such information first becoming available to Borrower, Borrower shall have delivered to Lender by registered or certified mail at its address specified herein, written objection thereto describing the error or errors contained in such applicable information.

3.8. Notification of Accounts. Lender and Borrower have agreed to the terms set forth below with respect to notification of Accounts.

3.8.1. Right of Lender to Notify Account Debtors. Lender may, at any time, (a.) after the occurrence and during the continuance of an Event of Default; or (b.) as necessary in Lender’s Sole Discretion in light of the facts and circumstances, to prevent prejudice to Lender irrespective of whether an Event of Default has occurred or is continuing, without notice to or the assent of Borrower: (i.) notify any Account Debtor that the underlying Account has been assigned for collateral purposes to Lender by Borrower and that payment thereof is to be made to the order of and directly and solely to Lender; and (ii.) send, or cause to be sent by its designee, written or telephonic requests (which may identify the sender by a pseudonym) for verification of any Account directly to the appropriate Account Debtor or any bailee with respect thereto. At Lender’s request, all invoices and statements sent to any Account Debtor or any bailee shall state that the relevant Account has been for collateral purposes assigned to Lender and that any payments in respect thereof are payable directly and solely to Lender.

3.8.2. Collateral Control. At Lender’s option:

3.8.2.1. Collateral Control Account(s). Borrower shall direct, at Borrower expense and in the manner requested by Lender from time to time, that remittances and other collections and proceeds of Accounts and other Collateral be sent directly by Account Debtor to the bank account (the “Blocked Account”) designated in the Blocked Account Control Agreement attached hereto as Exhibit B (the “Blocked Account Control Agreement”); (ii) sent directly by Account Debtor(s) and other third parties to a the Control Account (the “Blocked Account”); or (iii) if Debtor receives a check the check will be immediately deposited in the Blocked Account. (Hereinafter, the Blocked Account is referred to as the “Collateral Control Account(s)”.) Borrower hereby grants to Lender a Security Interest in the Collateral Control Account(s), over which Borrower shall have no control and into remittances and other collections and proceeds of Accounts and other Collateral shall be deposited immediately upon their receipt.

3.8.2.2. Remittance Reporting. With respect to any Blocked Account, Borrower (at its expense) shall cause the provider of such account to deliver duplicate copies to Lender on each Business Day (or Lender shall be provided with on-line access and a password so that it can directly obtain copies) of (i) checks received in such account, (ii) envelopes, remittance papers, and other detail which might be included in the envelope with remittances, and (iii) an account batch listing (or similar reporting) which details the sequence number, dollar amount of checks, deposit total and account number credited for each deposit (all of the foregoing, the “Remittance Reporting”). In the event that the provider of such account will not deliver duplicate copies to Lender (or provide on-line access to Lender), Borrower agrees to deliver to Lender copies of the Remittance Reporting on each Business Day. Borrower acknowledges and agrees that notwithstanding anything to the contrary contained in this Agreement, remittances and other collections and proceeds of Accounts and other Collateral made to such account shall not be deemed received by Lender (and the Obligations shall not be credited nor shall Clearance Days commence) until Lender has received the Remittance Reporting.

3.8.2.3. Collection Privilege. Borrower may be provided with the revocable privilege to collect (at Borrower’s expense) directly from Account Debtors and other third parties, remittances and other collection and proceeds of Account and other Collateral, subject to the express conditions set forth in Section 3.8.6, with all such remittances and other collections and proceeds being received by Borrower in trust for Lender and to be immediately delivered to Lender (in their original form as received) in the following manner as Lender shall so direct: (a) by overnight mail, (b) by deposit to the Blocked Account, or (c) in the case of electronic payment, by remittance to Lender’s Account (the foregoing, the “Collection Privilege”). Such Collection Privilege is subject to revocation by Lender at any time without cause and shall be automatically revoked upon the occurrence of an Event of Default. Lender may undertake any and all of those actions delineated in Section 3.8.10 to process such remittances and other collections and proceeds delivered by Borrower to Lender. All such remittances and other collections and proceeds received by Lender shall be applied against the Obligations pursuant to the terms of this Agreement.

3.8.3. Lender’s Account. All payments remitted to Lender in kind (pursuant to Section 3.8.2.3 or through a Collateral Control Account(s), shall be credited to a deposit account owned of Lender, into which remittances from Account Debtor(s) or other obligors of other borrowers of Lender may be credited (the “Lender’s Account”).

3.8.4. Further Credit Reports. Borrower acknowledges and agrees that Lender may from time to time at its Sole Discretion run such further credit reports and other reports as it may deem necessary to continue to keep itself apprised regarding the continued financial condition of Borrower during the term of this Agreement and hereby authorizes Lender to run such credit and other reports from time to time as Lender deems appropriate.

3.8.5. Electronic Transfers. Borrower shall direct all Account Debtors on Accounts that make payments by electronic transfer of funds to remit such funds directly to the Blocked Account, or as Lender shall so direct.

3.8.6. Monies Held in Trust. In furtherance of the Collection Privilege, Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees, or agents, acting as trustee for Lender, shall (i) hold in trust for Lender, as property of Lender, any remittances and other collections and proceeds of Account and other Collateral which come into Borrower’s possession or control, and (ii) immediately upon receipt thereof, and in their original form as received, remit same, in kind, to Lender in the manner set forth in Section 3.8.2.3, as Lender shall so direct. In the event the Collection Privilege is inapplicable, but Borrower or related parties nonetheless receive such remittances despite a contrary agreement with Lender, all of the foregoing terms and conditions shall apply and Borrower shall remit same, in kind, to Lender, as Lender shall so direct, either by overnight delivery, deposit to the Blocked Account or in the case of electronic payment, by remittance to Lender’ Account. In no event shall such remittances be commingled with Borrower’s own funds. Borrower shall continue to remit such remittances to Lender until such time as Borrower’s Obligations (other than contingent obligations) have been paid in full.

3.8.7. Authorization. Notwithstanding any other provision of this Agreement, Borrower hereby irrevocably authorizes Lender to transfer into the Lender’s Account any funds in payment of or relating to the Accounts that have been deposited into other deposit accounts with Lender or that Lender has otherwise received.

3.8.8. Lender’s Right to Items in Lender’s Account. Lender shall have a continuing security interest in all of the items contained from time to time in the Lender’s Account and the proceeds thereof. 3.8.9. Lender Has Sole Control Over Lender’s Account. Neither Borrower, nor any Person or entity claiming through Borrower shall have any right in or control over the use of, or any right to withdraw any amount from the Lender’s Account that shall be under Lender’s sole control. Unless (a.) the instruments so deposited in the Lender’s Account are dishonored; or (b.) Lender shall in Lender’s Sole Discretion have remitted the amount thereof to Borrower, Lender shall credit the amount thereof against Borrower’s Obligations (other than contingent obligations) to Lender.

3.8.10. Lender Authorization.

3.8.10.1. Borrower hereby irrevocably authorizes Lender and any designee of Lender, at Borrower’s sole expense, to exercise at any time in Lender’s or such designee’s Sole Discretion all or any of the following powers as attorney in fact of Borrower until all of the Obligations (other than contingent obligations) have been paid in full:

3.8.10.1.1. in the ordinary course of business as a Lender, receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof (whether checks or other forms of payment are (a.) in the name of Borrower; (b.) any other name under which it now does business or does business in the future; or (c.) in the names of its products now or in the future, and Borrower additionally agrees not to make any protest of any kind against Lender for negotiating such checks or other items described herein);

3.8.10.1.2. after the occurrence and during the continuance of an Event of Default, take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the Accounts and other Collateral;

3.8.10.1.3. after the occurrence and during the continuance of an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral which includes a monetary obligation and discharge or release any Account Debtor or other obligor (including filing of any public record releasing any lien granted to Borrower by such Account Debtor), without affecting any of the Obligations;

3.8.10.1.4. execute in the name of Borrower and file against Borrower in favor of Lender financing statements or amendments with respect to the Collateral;

3.8.10.1.5. pay any sums necessary to discharge any lien or encumbrance that is senior to Lender’s Security Interest in the Collateral other than Permitted Liens, which sums shall be included as Obligations hereunder;

3.8.10.1.6. at any time, irrespective of whether an Event of Default has occurred, without notice to or the assent of Borrower, notify any Account Debtor obligated with respect to any Account, that the underlying Account has been assigned for collateral purposes to Lender by Borrower and that payment thereof is to be made to the order of and directly and solely to Lender;

3.8.10.1.7. after the occurrence and during the continuance of an Event of Default, change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower;

3.8.10.1.8. send requests for verification of Accounts;

3.8.10.1.9. after the occurrence and during the continuance of an Event of Default, to make, settle, and adjust all claims under Borrower’s policies of insurance and make all determinations and decisions with respect to such policies of insurance;

3.8.10.1.10. after the occurrence and during the continuance of an Event of Default, to settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Lender determines to be reasonable;

3.8.10.1.11. after the occurrence and during the continuance of an Event of Default and as Lender may reasonably determine to be necessary without the occurrence of an Event of Default if Lender has requested and Borrower has refused, Lender may cause to be executed and delivered any documents and releases which Lender reasonably determines to be necessary in order to protect its interest as Lender; and

3.8.10.1.12. after the occurrence and during the continuance of an Event of Default, qualify Borrower to do business in any state if Borrower shall fail to do so following request by Lender.

3.8.10.2. After the occurrence and during the continuance of an Event of Default, Borrower authorizes Lender to accept, indorse and deposit on behalf of Borrower any checks tendered by an Account Debtor “in full payment” of its obligation to Borrower. Borrower shall not assert against Lender any claim arising therefrom, irrespective of whether such action by Lender affects an accord and satisfaction of Borrower’s claims, under §3-311 of the Code, as such section may be amended and/or re-numbered from time to time or otherwise.

3.8.10.3. RELEASE. BORROWER HEREBY RELEASES AND EXCULPATES LENDERS, COLLATERAL AGENT AND ALL OF LENDER’S AND COLLATERAL AGENT’S OFFICERS, EMPLOYEES, AGENTS, DESIGNEES, ATTORNEYS, ACCOUNTANTS, AND OTHER REPRESENTATIVES FROM AND AGAINST ANY AND ALL LIABILITY ARISING FROM ANY ACTS UNDER THIS AGREEMENT OR RELATED TO THIS AGREEMENT IN ANY MANNER OR IN FURTHERANCE THEREOF, WHETHER OF OMISSION OR COMMISSION, AND WHETHER BASED UPONANY ERROR OF JUDGMENT OR MISTAKE OF LAW OR FACT AND WHETHER BASED UPON ANY LEGAL THEORY, INCLUDING WITHOUT LIMITATION, BREACH OF CONTRACT, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS, EXCEPT FOR LIABILITY DIRECTLY CAUSED BY LENDERS’ GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN NO EVENT SHALL LENDERS HAVE ANY LIABILITY TO BORROWER FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

4. Audits. Lender shall have the right to conduct audits of Borrower’s Accounts, Inventory, and Borrower’s Books on a periodic basis during the term of this Agreement, which audit shall be conducted during reasonable business hours absent the occurrence and continuance of an Event of Default. Lender agrees to give Borrower reasonable advance notice of such audit provided that no Event of Default shall have occurred or reasonably be suspected by Lender to have occurred and is continuing. In the event of an actual or potential Event of Default, no advance notice of any audit shall be required. The cost of each audit shall be paid by Borrower, which cost per audit shall not exceed the Audit Fee or the Inventory Appraisal Fee set forth in Sections 2.2.12 and 2.2.13, respectively. Borrower shall pay the cost of such Audit Fee or Inventory Appraisal Fee within five (5) Business Days of receipt of an invoice therefor and if such Audit Fee or Inventory Appraisal Fee is not paid by such date, Lender may charge such Audit Fee and Inventory Appraisal Fee against the Obligations at such time or if not charged at such time, upon termination. In addition, upon the occurrence and during the continuance of an Event of Default, Lender may conduct such additional audits as it deems appropriate, also at Borrower’s cost, but not subject to any limitation contained in Sections 2.2.12 and 2.2.13.

4.1. Delivery of Collateral. At such times as Lender may request and in the manner specified by Lender, Borrower shall deliver to Lender or Lender’s representative original invoices, agreements, proofs of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to any of the Collateral, together with customer statements, schedules describing the proceeds or statements of account and confirmatory collateral assignments to Lender of the proceeds in form and substance satisfactory to Lender and duly executed by Borrower. Without limiting the provisions of any other section of this Agreement, Borrower will promptly notify Lender, in writing, of Borrower’s granting of credits, discounts, allowances, deductions, return authorizations or the like with respect to any proceeds. In no event shall any such schedule or confirmatory collateral assignment (or the absence thereof or omission of any proceeds therefrom) limit or in any way be construed as a waiver, limitation, or modification of the liens or rights of Lender or the warranties, representations, and covenants of Borrower under this Agreement. In addition, in the event that any Collateral, including without limitation proceeds, is evidenced by or consists of Chattel Paper, Documents, Instruments, or Financial Assets, including without limitation, Investment Property, Borrower shall, immediately upon written request therefor from Lender, endorse and assign such Chattel Paper, Documents, Instruments, or Financial Assets, including without limitation, Investment Property over to Lender and deliver actual physical possession of such Chattel Paper, Documents, Instruments, or Financial Assets, including without limitation, Investment Property to Lender with, if applicable, stock powers in blank executed by Borrower.

5. Conditions Precedent to Advances.

5.1. Conditions Precedent to Initial Advance. Any agreement of Lender to make the initial Advance is subject to the fulfillment on or before the Closing Date, to the satisfaction of Lender and its counsel (unless waived by Lender in writing in its Sole Discretion), of each of the conditions set forth below.

5.1.1. Lien in First Position. Lender shall be satisfied that its lien against the Collateral is a first priority perfected Security Interest, subject only to Permitted Liens.

5.1.2. UCC Search. Lender shall have received searches with results reflecting the filing of its financing statements and fixture filings.

5.1.3. Loan Documents Contemplated Hereby. Lender shall have received all of the Loan Documents, duly executed, and each such document shall be in full force and effect.

5.1.4. Authorization. Lender shall have received such certificates of authorization, corporate resolution, unanimous written consent, or other writing as Lender deems appropriate under the circumstances, duly executed by the secretary, general partner, managing member, or other appropriate representative of Borrower, authorizing the execution and delivery of this Agreement and the other Loan Documents to which Borrower is a party and authorizing one or more specific officers, general partners, managing members, or other persons to execute and deliver same to Lender.

5.1.5. Bylaws, etc. Lender shall have received copies of Borrower’s By-laws and Articles, Certificate of Incorporation, Articles of Organization, Partnership Agreement, Trust Agreement, or Operating Agreement, all duly certified as appropriate, as amended, modified, or supplemented to the Closing Date, all of which shall accurately reflect the current status of Borrower and Borrower’s officers, directors, and any other requested information.

5.1.6. Certificate from State of Delaware. Lender shall have received a certificate of status, corporate or otherwise, with respect to Borrower dated as of a date acceptable to Lender, by the Secretary of State of Delaware, which certificate shall indicate that Borrower is in good standing in such state.

5.1.7. Certificates from States Other than Delaware. Lender shall have received certificates of status, corporate or otherwise, with respect to Borrower dated as of a date acceptable to Lender, issued by the Secretary of State of the states in which its failure to be duly qualified or licensed would have a Material Adverse Change in the financial condition or properties and assets of Borrower, and shall indicate that Borrower is in good standing.

5.1.8. Insurance Policies and Endorsements. Lender shall have received certified copies of the policies of insurance, together with the endorsements thereto, as further described in Section 9.12 hereof, as are required hereby, the form and substance of which shall be satisfactory to Lender and its counsel.

5.1.9. Certificates of Title. Lender shall have received duly executed certificates of title with respect to that portion of the Collateral that is subject to certificates of title, if any.

5.1.10. Evidence of Payment of Taxes. Lender shall have received satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest.

5.1.11. Subordination Agreements. Lender shall have received subordination agreements in form and content reasonably satisfactory to Lender from all parties that Lender shall require.

5.1.12. Payment of All Fees and Lender Expenses. All fees and Lender Expenses required to be paid in connection with this Agreement shall have been paid.

5.1.13. Bailment Agreements; Waiver and Consents by Real Property Owner(s); Sales of Premises; Changes in Premises/Other Locations. Borrower shall execute and deliver, or cause to be executed and delivered to Lender such commercially reasonable agreements, documents, and instruments in form and substance reasonably acceptable to Lender, as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at the Premises/Other Locations, including without limitation, UCC-1 Financing Statements, Waivers and Consents by Real Property Owner(s), and/or bailment agreements. In the event that Borrower becomes aware of the pending or potential sale of the Premises, Borrower shall give Lender not less than thirty (30) days’ notice of the sale or potential sale of the Premises by the owner thereof unless Borrower is not notified at least 30 days prior to such sale and then Borrower’s obligation shall be to give prompt notice whether the Premises are owned or leased by Borrower, so that Lender may obtain an executed Waiver and Consent from the new owner prior to title to the Premises having been transferred to the new owner of the Premises. The Inventory and Equipment shall not, at any time now or hereafter, be stored with a bailee, warehouseman, or similar party without Lender’s prior written consent. Additionally, Borrower shall not open any new locations, whether a new Chief Executive Office or other operating facility or any new Other Locations, unless Borrower (a.) gives Lender thirty (30) days’ prior written notice of the intended opening of any such new Chief Executive Office or Other Locations; and (b.) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments in form and substance acceptable to Lender, as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such Chief Executive Office or Other Locations, including without limitation, UCC-1 Financing Statements, Waiver and Consents by Real Property Owner(s), and/or bailment agreements.

5.1.14. Control Agreements. Borrower shall execute, or cause to be executed, and Lender shall have received such control agreements, in form and substance satisfactory to Lender and its counsel, regarding Deposit Accounts, Investment Property, or such other Collateral as Lender may reasonably require.

5.1.15. Other Documents and Legal Matters. All other documents in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender and its counsel, including without limitation a Report of Assigned Accounts of Invoices and all procedural requirements, whether pursuant to a procedure manual or otherwise, shall have been met.

5.1.19. Payment of Deposits. All required Deposits shall have been paid to Lender, including the Good Faith Deposit and the Documentation Fee/Legal Deposit.

5.2. Conditions Precedent to All Advances. The items set forth below shall be conditions precedent to all Advances hereunder and under the Loan Documents.

5.2.1. Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of any Advance under this Agreement, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

5.2.2. No Event of Default. No Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date of any Advance under this Agreement, nor shall either result from the making of such Advance.

5.2.3. No Injunction, etc. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the making of such Advance shall have been issued and remain in force by any governmental authority against Borrower, Lender, or any Affiliate.

5.2.4. Procedural Requirements. Borrower shall have submitted a Report of Assigned Accounts and followed such other procedures as Lender may require pursuant to a procedure manual or otherwise.

6. Basic Term; Termination; Prepayment Fee.

6.1. Basic Term. This Agreement will be effective upon the Closing Date, will continue in full force and effect for twelve (12) months thereafter (the “Basic Term”).

6.2. Termination; Payments Due upon Termination. Upon the termination of this Agreement whether pursuant to the provisions of Section 6.1, or due to the occurrence of an Event of Default pursuant to the provisions of Section 11, Borrower shall pay the Obligations to Lender. Upon payment in full in cash of the Obligations (other than contingent obligations), with no further Advances to be made under the Agreement, Lender shall at Borrower’s sole cost and expense, release its lien in the Collateral and all rights therein shall revert to Borrower.

6.3. Prepayment Fee. If the Obligations are prepaid in full on a final basis prior to the end of the Basic Term or any Renewal Term, a “Prepayment” shall be deemed to have occurred. In the event that such Prepayment shall have occurred, Borrower shall pay to Lender a prepayment fee in an amount equal to one percent (0.5%) of the Maximum Amount, if such prepayment occurs at any time including during the Basic Term or a Renewal Term (as applicable, the “Prepayment Fee”). In addition, Borrower shall also pay any prepayment fees provided for in any other agreements with Lender. The Prepayment Fee provided for in this Section 6.3 and in any other agreements with Lender shall be deemed included in the Obligations. A Prepayment may be deemed to have occurred regardless of whether such payment or other reduction (a.) is voluntary or involuntary; (b.) is occasioned by Lender’s acceleration of the Obligations or demand hereunder; (c.) is made by Borrower or other third party; (d.) results from Lender’s receipt or collection of proceeds of its Collateral, including insurance proceeds or condemnation awards; (e.) results from Lender’s exercise of its right of setoff; and/or (f.) is made during an Insolvency Proceeding, or is made pursuant to any plan or reorganization or liquidation.

6.4. Acceleration of Other Obligations Upon Termination of this Agreement. Upon termination of this Agreement whether pursuant to Section 6 or due to the occurrence of a Event of default pursuant to Section 11 or any other Loan Documents shall be accelerated and shall be due, owing and payable in full at such time, including without limitation, all Lender Expenses.

6.5. Obligations and Rights Upon Termination. No termination of this Agreement shall relieve or discharge Borrower of any of Borrower's duties, Obligations, or covenants hereunder, including without limitation the obligation to continue to turn over sales information and invoices, and Lender's continuing Security Interests in the Collateral shall remain in effect until all Obligations (other than contingent obligations) have been fully and finally discharged and Lender's agreement to provide Advances hereunder is terminated.

7. Creation of Security Interest.

7.1. Grant of Security Interest. In order to secure the payment and performance in full of all of the Obligations, Borrower hereby grants to Collateral Agent on behalf of the Lender a continuing Security Interest in the Collateral.

7.2. Express Authority of Lender to Execute and File UCC Financing Statement(s). Notwithstanding any provision hereof, Lender is hereby expressly authorized to execute, if necessary, and file on behalf of Borrower, UCC Financing Statement(s), including but not limited to corrections, amendments, and modifications thereof, including, without limitation, the use of an abbreviated description of Collateral such as “All Assets of the Borrower” on any and all of the foregoing.

7.3. Delivery of Additional Loan Documents. At any time upon the reasonable request of Lender, Borrower shall hereby authorize the preparation and filing by Lender and/or shall execute and deliver to Lender all financing statements, continuation financing statements, control agreements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of Accounts, letters of authority, and all other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue the perfection of Lender’s Security Interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the Loan Documents.

8. Representations and Warranties, and Covenants.

8.1. Borrower’s Representations, Warranties, and Covenants.  Borrower warrants, represents, and agrees that except as disclosed in the Disclosure Schedule attached as Addendum and consented thereto by Lender, the statements set forth herein are true and correct on the Closing Date and shall remain true and correct after the Closing Date until such time as Borrower notifies Lender to the contrary. Borrower shall immediately advise Lender if it learns that any such representation or warranty is untrue in any material respect.

8.1.1. Borrower Sole Owner of Collateral; Personal Property; First Priority Security Interest. All Collateral is (a.) solely owned by Borrower; (b.) shall remain personal property at all times; and (c.) all Security Interests against any Collateral given or caused to be given by Borrower to Lender are and will be first priority Security Interests thereon except for Permitted Liens.

8.1.2. No Other Liens. Borrower has good and indefeasible title to the Collateral and the Collateral is free and clear of all liens, encumbrances, Security Interests, and adverse claims or restrictions on transfer or pledge except: (a.) Permitted Liens; (b.) as disclosed in Addendum; and (c.) all such liens, encumbrances, Security Interests, and adverse claims that have either previously or concurrently herewith, been consented to in writing by Lender.

8.1.3. Condition of Collateral; No Transfer of Collateral. The Collateral (a.) is kept in good condition and repair subject to normal wear and tear; (b.) is not subject to waste; and (c.) will not (except for (i.) sales of Inventory in the ordinary course of business; (ii.) the sale of obsolete equipment from time to time in the ordinary course of Borrower’s business in an amount not to exceed the aggregate sum of Twenty-five thousand Dollars ($25,000.00) provided that all proceeds of such sale of obsolete equipment shall be remitted to Lender; and (iii.) licenses of Borrower’s intellectual property in the ordinary course of Borrower’s business) be sold, transferred, assigned or removed from the Premises/Other Locations without first obtaining Lender’s prior written consent, which consent shall not be unreasonably withheld.

8.1.4. Facts, Figures and Representations True and Correct. All facts, figures, and representations given, or caused to be given, by Borrower to Lender in connection with the value of the Collateral or regarding each Advance or Account or pertaining to anything done under this Agreement shall to the best of Borrower’s knowledge after reasonable inquiry, be true and correct as of the date given and if Borrower subsequently learns that any such facts, figures, or representations are materially or intentionally false, Borrower shall promptly so advise Lender.

8.1.5. Books and Records. Borrower’s Books and records (a.) fully and accurately reflect all of Borrower’s assets and liabilities (absolute and contingent); (b.) are kept in the ordinary course of business; and (c.) are in accordance with GAAP (subject, in the case of internally prepared interim financial statements, to the absence of footnotes and normal recurring year-end adjustments, the effect of which will not, individually or in the aggregate, be materially adverse).

8.1.6. Fair Market Value of Collateral. The fair market value of the Collateral is, and shall at all times be, not less than (a.) the value carried on Borrower’s financial statements (less normal depreciation caused by ordinary wear and tear); and (b.) as represented to Lender by Borrower.

8.1.7. Taxes. All taxes of any governmental or taxing authority due or payable by, or imposed or assessed against Borrower, have been paid and shall be paid in full before delinquency, subject only to Permitted Protests.

8.1.8. No Actions, Litigation, etc. Except as disclosed in writing by Borrower to Lender as reflected on the Disclosure Schedule attached hereto as Addendum: (a.) there are no actions or proceedings pending by or against Borrower before any court or administrative agency; and (b.) Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for (i.) ongoing collection matters in which Borrower is the plaintiff; and (ii.) matters arising after the date hereof that, if decided adversely to Borrower, would not (1.) materially impair the prospect of repayment of the Obligations; or (2.) materially impair the value or priority of Lender’s Security Interests in the Collateral.

8.1.9. Legal Power and Authority. Borrower has the legal power and authority to enter into this Agreement and the Loan Documents and to perform and discharge Borrower’s Obligations hereunder and under the Loan Documents. The Persons signing this Agreement and the Loan Documents on behalf of Borrower are authorized to do so.

8.1.10. Payments on Accounts. At such time as Borrower submits any invoice that is being represented to constitute a Prime Account, to the best of Borrower’s knowledge after due inquiry at such time and subject to Borrower’s obligation to advise Lender at such time as it learns to the contrary, every payment falling due on Accounts assigned to Lender will be duly paid and received by Lender on or before the earlier of (a.) sixty (60) days from the due date of each invoice if the payment terms call for payments of thirty (30) days or less; and (b.) in any event, one hundred twenty (120) days from the date of each invoice.

8.1.11. Prime Accounts. All Accounts against which Borrower seeks Advances from Lender are now Prime Accounts and Borrower shall only seek Advances against Accounts if such Accounts are believed by Borrower to be Prime Accounts as defined above.

8.1.12. Eligible Inventory. All Inventory against which Borrower seeks Advances from Lender is and shall be Eligible Inventory as defined above, and Borrower shall only seek Advances against such Inventory if such Inventory is believed by Borrower to be Eligible Inventory as defined above.

8.1.13. Location of Inventory. Except as permitted herein, the Inventory is not and shall not be stored with a bailee, warehouseman, or similar party (without Lender’s prior written consent and the execution by the bailee of a bailment agreement in form and content satisfactory to Lender) and is located and shall be located only at the Premises/Other Locations.

8.1.14. Inventory Records. Borrower now keeps, and hereafter at all times shall keep, correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower’s cost therefor.

8.1.15. Location of Chief Executive Office; FEIN; Organizational Number. The Chief Executive Office of Borrower is located at the address set forth in the definition of Chief Executive Office. Borrower’s Federal Employer Identification Number (the “FEIN”) is 90-0181035 and the number assigned by Delaware, the state of Borrower’s organization, for Borrower’s organizational identification number (the “Org ID”) is 90-0181035

8.1.16. Due Organization and Qualification. Borrower is a duly formed, organized, and existing corporation, limited liability company, limited partnership, general partnership, or other legal entity in good standing, qualified, and licensed to do business in the state of its incorporation or formation and in any other state where the failure to be so licensed or qualified could reasonably be expected to have a Material Adverse Change to the business, operations, conditions (financial or otherwise), or finances of Borrower, or on the value of the Collateral to Lender.

8.1.17. Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s By-laws and Articles, Certificate of Incorporation, Articles of Organization, Partnership Agreement, Trust Agreement, or Operating Agreement, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which its properties or assets may be bound.

8.1.18. Financial Statements Fairly Represent Borrower’s Financial Condition; No Material Adverse Change in Financial Condition. All financial statements relating to Borrower that have been delivered by Borrower to Lender have been prepared in accordance with GAAP (subject, in the case of internally prepared interim financial statements, to the absence of footnotes and normal recurring yearend adjustments, the effect of which will not, individually or in the aggregate, be materially adverse) and fairly present Borrower’s  financial condition as of the date thereof and Borrower’s results of operations for the period then ended. There has not been a Material Adverse Change in the financial condition of Borrower since the date of the latest financial statements submitted to Lender on or before the Closing Date.

8.1.19. Solvency. No transfer of property is being made by Borrower and no Obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either the present or future creditors of Borrower.

8.1.20. Environmental Condition. Except as disclosed in writing by Borrower to Lender, none of Borrower’s properties or assets has ever been used by Borrower or, to the best of Borrower’s knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Substances or Hazardous Wastes. None of the Premises of Borrower’s properties or assets has ever been designated or identified in any manner pursuant to any Environmental Laws as a disposal site for Hazardous Substances or Hazardous Wastes, or a candidate for closure pursuant to any Environmental Laws. No lien arising under any Environmental Laws has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Substances or Hazardous Wastes into the environment. Borrower is not using and neither Borrower nor to the best of Borrower’s knowledge, any prior owner, occupant, or operator of the Premises has used Hazardous Substances or Hazardous Wastes at or upon, or in any way affecting, the Premises in any manner which violates or violated any Environmental Laws if such violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Change with respect to any of the Premises or property of Borrower or to result in a Material Adverse Change.

8.1.21. Filings and other Actions. Borrower shall timely make all filings and take other actions required under applicable law, including, but not limited to, applicable securities law.

8.1.22. Stockholder Consent. Borrower represents and warrants to Lender that no Borrower preferred stock of any kind or class is issued or outstanding and, as a result, no preferred shareholder consent is required for Borrower to enter into, and continue to perform, the transactions evidenced by this Agreement and the Loan Documents, with Borrower agreeing that it will not issue any preferred stock without prior notice to Lender, and will not issue any preferred stock that would require its consent to Borrower’s continued performance under this Agreement and the Loan Documents. Borrower further represents and warrants to Lender that no consent of common stockholders or any other stockholders is required for Borrower to enter into, and continue to perform, the transactions evidenced by this Agreement and the Loan Documents.

8.1.23. Prior Investments. Lender owns preferred stock, common stock, and convertible notes issued by Borrower pursuant to investment agreements entered into by Lender and Borrower, specifically including a convertible note, issued Aug 30, 2013 (the “Note”) pursuant to a Securities Purchase Agreement, dated Aug 30, 2013 (the “Share Purchase Agreement”). All representations and warranties contained in the Share Purchase Agreement and the Note are incorporated herein by reference.

8.1.24. Intellectual Property Ownership. Borrower represents and warrants to Lender that it owns all intellectual property utilized in the conduct of its business.

8.2. Reliance by Lender; Cumulative Representations and Warranties. Each warranty and representation contained in this Agreement automatically shall be deemed repeated with each Advance made hereunder or any of the other Loan Documents and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The warranties and representations set forth herein shall be cumulative and in addition to any and all other warranties and representations that Borrower now or hereafter shall give, or cause to be given, to Lender.

9. Affirmative Covenants. Borrower covenants and agrees that, so long as any ability to obtain Advances hereunder shall be available to Borrower and until full and final payment of the Obligations (other than contingent obligations), and unless Lender shall otherwise consent in writing, the following statements shall be true and Borrower shall do all of the actions set forth below.

9.1. Preserve Good Standing. Borrower shall do all things necessary to preserve its good standing as a corporation under the laws of the states where Borrower is authorized to do business, specifically the state(s) of California, and under the laws of Delaware, the state of its organization. Further, Borrower shall maintain the state of Delaware as the state in which Borrower is organized or incorporated.

9.2. Preliminary Annual Financial Statements. Borrower shall provide to Lender, as soon as possible after the end of each fiscal year of Borrower, and in any event within sixty (60) days thereafter, preliminary yearend financial statements, including but not limited to, the balance sheet and income statement for such year.

9.3. Reviewed Annual Financial Statements. Borrower shall deliver to Lender, as soon as available, but in any event within one hundred fifty (150) days after the end of each fiscal year, a balance sheet and profit and loss statement together with a statement of cash flows and applicable notes to the financial statements of Borrower for each such fiscal period, reviewed by independent certified public accountants acceptable to Lender. Such financial statements shall include the accountants' management letter, if any, and shall be prepared in accordance with GAAP. To the extent the financial statements of Borrower are prepared on a consolidated or combined basis, they shall include consolidating/combining schedules as applicable. Together with the above, Borrower shall also deliver Borrower's Form 10-Qs, 10-Ks or 8-Ks, if any, as soon as the same become available, and any other report reasonably requested by Lender relating to the Collateral and the financial condition of Borrower and, at Lender’s request, a certificate signed by its chief financial officer to the effect that all reports, statements or computer prepared information of any kind or nature delivered or caused to be delivered to Lender fairly present its financial condition and that there exists on the date of delivery of such certificate to Lender no condition or event which constitutes an Event of Default.

9.4. Other Financial Statements. No later than forty-five (45) days after the close of each month (each, an “Accounting Period”), Borrower shall provide to Lender Borrower’s balance sheet as of the close of such Accounting Period and its income statement for that portion of the then current fiscal year through the end of such Accounting Period, which upon Lender’s request, shall be certified by Borrower’s chief financial officer as being complete, correct, and fairly representing its financial condition and results of operations. Borrower shall provide such additional financial information as Lender may from time to time reasonably request, either orally or in writing, each in form acceptable to Lender.

9.5. Tax Returns. Upon Lender request, Borrower shall provide to Lender copies of each of Borrower’s federal income tax returns, and any amendments thereto and extensions thereof, within one hundred eighty (180) days after the end of Borrower's fiscal year or on such other dates as permitted by law.

9.6. Inventory Product Activity. If applicable, at Lender’s request, Borrower shall provide to Lender a full, complete, and accurate summary of all Borrower’s Inventory activity on a monthly basis from Borrower within five (5) Business Days of the end of the prior period and on a monthly basis from any and all public warehouses within fifteen (15) Business Days of the end of the prior month.

9.7. Monthly Accounts Payable and Accounts Receivable Aging Reports. Borrower shall provide to Lender on a monthly basis a full, complete, and accurate i) accounts payable aging reports within fifteen (15) Business Days of the end of the prior month; and ii) accounts receivable aging reports within ten (10) Business Days of the end of the prior month.

9.8. Securities Disclosure Undertaking. Borrower shall file a Current Report on Form 8-K including the Loan Documents as exhibits thereto within four Business Days of the date hereof.

9.9. Accounting System. Borrower shall maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, discs, printouts, and records pertaining to the Collateral that contain information as from time to time may be reasonably requested by Lender. Borrower also shall keep proper books of account showing all sales, claims, and allowances on its Inventory.

9.10. Designation of Inventory. Upon Lender’s request, Borrower shall now and from time to time hereafter, but not less frequently than monthly, execute and deliver to Lender a summary designation of Inventory from Borrower and from all public warehouses, specifying the cost and, if applicable, the market value of Borrower's raw materials, work in process and finished goods, and further specifying such other information as Lender may reasonably request, with all monthly information due within fifteen (15) days of month end. Borrower shall promptly, in writing, notify Lender if any of Borrower's Inventory contains any labels, trademarks, tradenames or other identifying characteristics which are the properties of third parties.

9.11. Taxes. All assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property have been paid subject to Permitted Protests, and shall hereafter be paid in full, before delinquency or before the expiration of any extension period subject to Permitted Protests. Subject to Permitted Protests, Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Lender, on demand, appropriate certificates and/or payroll and other tax receipts attesting to the payment thereof or deposit with respect thereto. Borrower shall make timely payment or deposit of all payroll and other employment related tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits.

9.12. Insurance. Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower’s ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation. Additionally, Borrower shall maintain Workers’ Compensation Insurance coverage for all employees as required by law.

9.13. Lender as Loss Payee. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Lender. All such policies of insurance (except those of public liability and property damage) shall contain a 438BFU Lender’s loss payable endorsement or comparable endorsement, or an equivalent endorsement in a form satisfactory to Lender, showing Lender as additional loss payee thereof, and shall contain a waiver of warranties, and shall specify that the insurer must give at least thirty (30) days’ prior written notice to Lender before canceling its policy for any reason. Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payment of all premiums therefor. All proceeds payable under any such policy shall be payable to Lender to be applied on account of the Obligations.

9.14. No Setoffs or Counterclaims. All payments hereunder and under the other Loan Documents made by or on behalf of Borrower shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

9.15. Location of Collateral, Inventory, and Equipment. Borrower shall keep the Collateral, including, but not limited to Inventory and Equipment, only at the Premises and any Other Locations at which any Collateral is stored (assuming bailment agreement(s) in form and content satisfactory to Lender have been signed in favor of Lender) in the following states: California, Delaware and New York (in the singular or the plural, the “Collateral State”); provided, however, that with the prior written consent of Lender, Borrower may change the locations of the Collateral, including Inventory and Equipment after sending written notice to Lender not less than thirty (30) days prior to the date on which the Collateral, including but not limited to Inventory and Equipment is to be moved to such new location, provided (a.) such new location is within the continental United States; and (b.) at the time of giving such written notification, Borrower authorizes (i.) the filing of or provides any financing statements or fixture filings necessary to perfect and continue perfected Lender’s Security Interest in such assets; and (ii.) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its Security Interest in the Collateral, including but not limited to Inventory and Equipment, at such location, with such agreements, documents, and instruments to be in form and substance satisfactory to Lender.

9.16. Control of Collateral. At the request of Lender, Borrower shall cooperate with Lender in obtaining possession of any Collateral, in those instances in which Lender chooses to perfect its Security Interest in such Collateral by possession in addition to the filing of a financing statement. At the request of Lender, Borrower shall cooperate with Lender in obtaining control with respect to Collateral consisting of Deposit Accounts, Financial Assets, including without limitation, Investment Property, Letter of Credit Rights, and Electronic Chattel Paper.

9.17. Commercial Tort Claim. If Borrower has or should in the future acquire a commercial tort claim, Borrower shall promptly notify Lender in a writing signed by Borrower of the general details thereof and grant to Lender in such writing a Security Interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender.

9.18. Leases. Borrower shall pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower’s properties and assets are bound, unless such payments are the subject of a permitted protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Lender shall be entitled, in its Sole Discretion, and without the necessity of declaring an Event of Default, to reserve an amount equal to such unpaid amounts from the loan available to Borrower.

9.19. Change in Name. Borrower shall give Lender written notice immediately upon forming an intention to change its name, form, jurisdiction of business organization, FEIN, or Org ID, but in any event not less than thirty (30) days prior to effecting such change, and Borrower shall not make such change without first inquiring of Lender what actions Lender may require as a result of the contemplated change. Borrower shall take such actions, including, but not limited to, executing such documents as Lender may reasonably require as a result of such change. 9.20. Inspection. Upon reasonable advance notice by Lender to Borrower, Borrower shall permit Lender or any representatives thereof, during usual business hours, to periodically: (a.) have access to all Premises/Other Locations where any Collateral is located for the purposes of inspecting (and removing, if after the occurrence and during the continuance of an Event of Default) any of the Collateral, including Borrower’s Books; and (b.) permit Lender or its designees to inspect, audit, make copies of, and make extracts from Borrower’s Books as Lender may request. No such advance notice shall be required after the occurrence and during the continuance of an Event of Default or if Lender reasonably suspects that an Event of Default may have occurred. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower’s expense all financial information, books and records, work papers, management reports and other information in its possession relating to Borrower whether verbally, in writing (by record or authenticated record) or otherwise.

9.21. Employee Retirement Income Security Act. To the extent applicable, Borrower shall comply with all provisions of the Employee Retirement Income Security Act of 1974, and any successor statute, all as amended from time to time (“ERISA”), including regulations promulgated thereunder and interpretations published regarding same.

9.22. Environmental Issues. Borrower shall comply with the affirmative covenants set forth below with respect to environmental issues.

9.22.1. Borrower shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other communications from the EPA or any other governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower’s part in connection with the handling, transporting, transferring, disposal or in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes into the environment resulting in damage to the environment, fish, shellfish, wildlife, biota and any other natural resource;

9.22.2. Borrower shall furnish to Lender promptly and in any event within thirty (30) days after the receipt thereof, a copy of any notice of or other communication concerning the filing of a lien upon, against or in connection with Borrower, the Collateral or Borrower’s real property by the EPA or any other governmental agency or instrumentality authorized to file such a lien pursuant to an environmental protection statute in connection with a fund to pay for damages and/or cleanup and/or removal costs arising from the intentional or unintentional action or omission of Borrower resulting from the disposal or in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes into the environment;

9.22.3. Borrower shall furnish to Lender promptly and in any event within thirty (30) days after the receipt thereof, a copy of any notice, directive, letter or other communication from the EPA or any other governmental agency or instrumentality acting under the authority of an Environmental Law indicating that all or any portion of the Borrower’s property or assets have been listed and/or that Borrower has been deemed by such agency to be the owner and operator of the facility that has failed to furnish to the EPA or other authorized governmental agency or instrumentality, all the information required by the RCRA, CERCLA, SARA, or other applicable Environmental Laws; and

9.22.4. Borrower shall furnish to Lender promptly and in no event more than thirty (30) days after the filing thereof with the EPA or other governmental agency or instrumentality authorized as such pursuant to an environmental protection statute, copies of any and all information reports filed with such agency or instrumentality in connection with Borrower’s compliance with RCRA, CERCLA, SARA, or other applicable Environmental Laws.

9.22.5. Compliance with Environmental Laws. Borrower shall require and use all commercially reasonable efforts to ensure compliance by all operators and occupants of the Premises with all applicable Environmental Laws.

9.22.6. Indemnification Regarding Environmental Laws. Borrower hereby agrees to defend, indemnify, save, and hold Lender and its officers, employees, and agents harmless against all obligations, demands, claims, and liabilities claimed or asserted by any other Person arising out of or relating to any breach of the Environmental Laws and any discharges or releases by Borrower or its agents of Hazardous Substances or Hazardous Wastes into the environment from or about the Premises, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous substances or Hazardous Wastes or the clean-up or other remediation thereof, and all losses (including without limitation reasonable Attorneys’ Fees and legal and other costs and the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff) in any way suffered, incurred, or paid by Lender as a result of or in any way arising out of, following, or consequential thereto; provided, however, that no such indemnification shall apply with respect to any liability directly arising out of the gross negligence or willful misconduct on the part of Lender or any of its officers, employees and agents in connection with Hazardous Wastes or Hazardous Substances.

9.23. Reaffirmation and Continuing Nature of Representations, Warranties, and Covenants. The foregoing representations, warranties, and covenants shall be of a continuing nature. To the extent that they constitute obligations to indemnify or similar continuing obligations, they shall survive the termination of this Agreement and full payment and performance of the Obligations. Such representations, warranties, and covenants shall also be deemed to have been repeated whenever Borrower makes a request for an Advance.

10. Negative Covenants. Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment and performance of the Obligations (other than contingent obligations), Borrower will not act or take any of the actions set forth herein, without Lender’s prior written consent.

10.1. Returns; Allowances and Credits. Borrower shall not accept any returns or grant any allowances or credits to Account Debtors without notifying Lender at the time any credit is issued. Such notification may be made by way of the submission by Borrower of its usual reports to Lender in the event of returns, allowances, or credits provided they are (a.) in the ordinary course of Borrower’s business; and (b.) not in material amounts. Lender in its discretion shall have the right to impose a reserve against the A/R Borrowing Base for actual or anticipated returns, allowance, and credits.

10.2. Credit Limit. Borrower shall not borrow any funds from any third party in an amount in excess of Twenty-five thousand Dollars ($25,000.00) without Lender’s prior written consent, which consent shall not be unreasonably denied. The foregoing credit limit shall not include (a.) accounts payable owed by Borrower to its trade debt in the ordinary course of Borrower’s business; (b.) Permitted Indebtedness; or (c.) debt secured by Permitted Liens.

10.3. Indebtedness. Except as permitted by Section 10.2, Borrower shall not create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness except Permitted Indebtedness.

10.4. Liens. Borrower shall not create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of the Collateral or its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom except for Permitted Liens (including liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced and provided that the replacement liens secure only those assets or property that secured the original Indebtedness).

10.5. Restrictions on Fundamental Changes. Borrower shall not enter into any change of ownership, acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, license, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any Person.

10.6. Extraordinary Transactions and Disposal of Assets. Borrower shall not enter into any transaction not in the ordinary and usual course of Borrower’s business, including the sale, lease, license, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrower’s properties or assets (other than sales of Inventory to buyers in the ordinary course of Borrower’s business as currently conducted) except as permitted by this Agreement or the Loan Documents. Nothing herein shall prohibit Borrower from disposing of worthless or obsolete assets from time to time in the ordinary course of Borrower’s business provided that (a.) Borrower shall notify Lender prior to doing so if Borrower is disposing of assets valued at or having a cost greater than Twenty-five thousand Dollars ($25,000.00); (b.) Lender shall receive all of the proceeds from any sale of such worthless or obsolete assets (which proceeds Lender shall apply toward the repayment of the Obligations); and (c.) such assets shall not include Borrower’s customer list or any portion thereof.

10.7. Change Name. Borrower shall not change Borrower’s name, FEIN, business structure, or identity, or add any new fictitious name. .  To that effect, Borrower shall not do business under any name other than Westinghouse Solar, Inc. or Andalay Solar, Inc., whichever shall be Borrower’s correct legal name, unless Borrower has provided to Lender evidence that it has taken such legal steps required with respect to fictitious or assumed names under the applicable laws of the jurisdictions in which Borrower is located and/or does business.  Lender has received acceptable documentation indicating that Borrower will be doing business under the following additional name(s): Andalay, Inc.

10.8. Guarantee. Borrower shall not guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Lender.

10.9. Restructure. Borrower shall not make any change in Borrower’s financial structure, the principal nature of Borrower’s business operations, or the date of the ending of its fiscal year without Lender’s prior written consent, which consent shall not be unreasonably withheld.

10.10. Consignments. Borrower shall not consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

10.11. Distributions. Borrower shall not make any distribution or declare or pay any dividends (whether in cash or stock) on, or purchase, acquire, redeem, or retire any of Borrower’s capital stock, of any class, whether now or hereafter outstanding, except as consented to in writing by Lender, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if Borrower is a Subchapter S corporation or other pass through entity for income tax purposes, Borrower may make distributions to its shareholders or members (as applicable) for their use to pay taxes owed by them as a consequence of the income of Borrower attributed to such shareholders or members (as applicable) as long as no Event of Default has occurred and is continuing.

10.12. Accounting Methods. Borrower shall not modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower’s accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrower’s financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

10.13. Investments. Borrower shall not directly or indirectly make or acquire any beneficial interest in (including stock, partnership interest, or other securities of), or make any loan, or capital contribution to, any Person without Lender’s prior written consent, which consent shall not be unreasonably withheld.

10.14. Transactions With Affiliates. Except as disclosed in Addendum, Borrower shall not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrower than would be obtained in arm’s length transaction with a non-Affiliate.

10.15. Suspension. Borrower shall not suspend or go out of a substantial portion of its business.

10.16. Change in Location of Chief Executive Office / Other Locations; Collateral and Third Party Control. Borrower covenants and agrees that it will not, without giving thirty (30) days’ prior written notification to Lender, relocate its Chief Executive Office to a new location or add or change any Other Locations. Further, Borrower agrees that at the time of such written notification, Borrower shall provide Lender any financing statements or fixture filings necessary to perfect and continue Lender’s perfected Security Interests in the Collateral and authorize Lender to file same. In addition, Borrower agrees that it will not at any time store the Collateral with any bailee or warehouseman or in a third party owned facility without providing the Lender with a bailment agreement between Lender and bailee or a waiver and consent by landlord, each in form and substance satisfactory to Lender. Lender acknowledges that this Agreement shall serve as written notice of Borrower’s proposed relocation of its corporate headquarters to its warehouse location in San Jose, California that is anticipated to occur prior to year end.

10.17. Hazardous Substances or Hazardous Waste. Borrower shall not permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, produce, or process Hazardous Substances or Hazardous Wastes, except in compliance with all applicable Environmental Laws.

10.18. Management If Borrower’s CEO or CFO should no longer be employed or should die or become disabled such that such officer would not be able to continue to act in its capacity as an officer, (a “Material Management Change”), Borrower shall (a.) so notify Lender within five (5) Business Days of such Material Management Change; and (b.) to(i.) replace such CEO or CFO with a CEO or, CFO  satisfactory to Lender within six (6) weeks of the Material Management Change; and(ii.) so advise Lender, provided, that in the event of conflict between the terms of this Section 10.19 and the terms of any validity agreement, support agreement or any other agreement provided by any such officer, the terms of any such validity, support or other agreement shall govern.

11. Events Of Default. Any one or more of the events set forth below shall constitute a “Event of Default” under this Agreement and the Loan Documents.

11.1. Failure to Pay. Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations whether of principal, interest, (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting the Obligations.

11.2. Failure to Perform. Borrower fails or neglects to perform, keep, or observe any material term, provision, condition, covenant, or agreement contained in this Agreement, any of the Loan Documents, or in any other present or future agreement between Borrower and Lender.

11.3. Material Adverse Change. A Material Adverse Change has occurred without being cured.

11.4. Writ. Any of Borrower’s properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person.

11.5. Insolvency Proceeding. An Insolvency Proceeding is commenced by or against Borrower without being dismissed in sixty (60) days; provided, however, that upon the filing of an Insolvency Proceeding by or against Borrower, Lender shall have no obligation to advance funds to Borrower and may seek relief from stay or to prohibit use of cash collateral or such other protection as Lender deems reasonably necessary under the circumstances without being dismissed in sixty (60) days; provided, however, that Lender may take such immediate actions permitted under the Loan Documents or applicable law that Lender believes are required under the circumstances to prevent or avoid prejudice to Lender, including but not limited to seeking court orders granting relief from the automatic stay or prohibiting the use of cash collateral, and Lender shall not be required to continue to made advances under the Agreement absent a stipulation on terms and conditions satisfactory to Lender and approved by the bankruptcy court.

11.6. Injunction Against Doing Business. Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs. 11.7. Notice of Lien or Levy. (a.) A notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s properties or assets by the government of the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency; or (b.) any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Borrower’s properties or assets and the same is not paid on the payment date thereof.

11.8. Judgment Lien. A judgment or other claim becomes a lien or encumbrance upon any of Borrower properties or assets.

11.9. Material Third Party Agreements. Borrower defaults on any material agreement to which Borrower is a party with one or more third Persons resulting in a right by such third Persons, irrespective of whether exercised, to accelerate the maturity of Borrower’s obligations thereunder, or any material agreement to which Borrower is a party is cancelled, matures or terminates, and which default, cancellation, maturity or termination would have a material negative effect on Borrower’s business in Lender’s reasonable business judgment.

11.10. Prohibited Payment on Subordination Agreement. Borrower makes any payment on account of Indebtedness that has been subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness.

11.11. Misstatement or Misrepresentation. Any material or intentional misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Lender by Borrower or any officer, employee, agent, or director of Borrower or any such warranty or representation is withdrawn.

11.12. Other Default. The occurrence of an “Event of Default”, as defined in the Note, shall be deemed an Event of Default hereunder.

11.13. Prospect of Payment Materially Impaired. Lender shall reasonably believe in good faith and in light of all the facts and circumstances that the prospect of (a.) payment of the Loans; or (b.) the performance of any of Borrower’s material Obligations is materially impaired.

11.14. Termination, Lapse, or Ineffectiveness of UCC Filing. The termination, lapse of, or ineffectiveness of any UCC Financing Statement filed in connection with or related to any Collateral granted pursuant to this Agreement or any of the other Loan Documents unless due to the failure of Lender to file a continuation statement; provided, however that it shall be an Event of Default if Borrower does not take such steps as Lender may reasonably request to assist Lender in correcting such terminated, lapsed or ineffective UCC filing.

11.15. Violation of any Environmental Law. (a.) The failure by Borrower to comply with each, every and all of the requirements of RCRA, CERCLA, SARA, or any other applicable Environmental Law on Borrower’s property; (b.) the receipt by Borrower of a notice from the EPA or any other governmental agency or instrumentality acting under the authority of any Environmental Law, indicating that a lien has been filed against any of the Collateral, or any of Borrower’s other property by the EPA or any other governmental agency or instrumentality in connection with a fund as a result of damage arising from an intentional or unintentional action or omission by Borrower resulting from the disposal, releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes into the environment; and (c.) any other event or condition exists which might reasonably be expected, in the good faith opinion of Lender, under applicable environmental protection statutes, to have a material adverse effect on the financial or operational condition of Borrower or the value of all or any material part of the Collateral or other property of Borrower.

11.16. Failure to Obtain a Waiver and Consent from Owner or Bailment Agreement After Change in Chief Executive Office / Other Locations. If Lender shall not be not provided with a waiver and consent from the owner of the Chief Executive Office or a bailment agreement from the owner or operator of any new Other Location following a change in (a.) the location of Borrower’s Chief Executive Office or Other Locations; or (b.) the ownership of the Chief Executive Office or Other Locations.

11.17. Fraud, Defalcation or Conversion. If Borrower shall have engaged in any fraud, defalcation or conversion.

11.18. Failure to Cure a Breach or Default After Notice.  Any breach or default under this Agreement (other than the specific Material Events of Default above), the Loan Documents or any other present or future agreement between Borrower and Lender shall become an Event of default if Borrower has not cured said breach or default within the time period specified by Lender in its Sole Discretion in any notice of default, which time period shall depend upon the facts and circumstances then in effect.

11.19. Name Change Notification.  Any failure of the Borrower to provide notice as required under Section 8.3, above.

12. Lender’s Rights and Remedies Upon Default. Borrower and Lender have agreed to the terms set forth below with respect to the rights and remedies of Lender upon the occurrence of a breach or default hereunder or under the Loan Documents.

12.1. Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of default, Lender may, at its election, without notice of its election and without demand, take any one or more of the actions set forth below, all of which are authorized by Borrower.

12.1.1. Accelerate Obligations. Lender may declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower.

12.1.2. Cease Making Advances. Lender may cease making Advances or extending credit to or for the benefit of Borrower under this Agreement, the Loan Documents, or any other agreement between Borrower and Lender.

12.1.3. Terminate This Agreement. Lender may terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting Lender’s rights and Security Interests in the Collateral and without affecting the Obligations.

12.1.4. Settle or Adjust Disputes. Lender may settle or adjust disputes and claims directly with Account Debtors to the Accounts for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower’s loan account with only the net amounts received by Lender in payment of such disputed Accounts, after deducting all Lender Expenses incurred or expended in connection therewith.

12.1.5. Returned Inventory. Lender may cause Borrower to hold (a.) all returned Inventory in trust for Lender; (b.) segregate all returned Inventory from all other property of Borrower or in Borrower’s possession; and (c.) conspicuously label said returned Inventory as being the Collateral of Lender.

12.1.6. Make Payment; Take Action. Lender may, without notice to or demand upon Borrower, or other guarantor, make such payments and take such actions as Lender considers necessary or reasonable to protect its Security Interests in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the Premises/Other Locations where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien that in Lender’s determination appears to conflict with its Security Interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned Premises, Borrower hereby grants Lender a license to enter into possession of such Premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Lender’s rights or remedies provided herein or in any of the other Loan Documents, at law, in equity, or otherwise.

12.1.7. Setoff. Lender may, without notice to Borrower (such notice being expressly waived), and without constituting a retention of any Collateral in satisfaction of an Obligation (within the meaning of §§ 9620 and 9621 of the Code, as such sections may be amended and/or re-numbered from time to time), set off and apply to the Obligations any and all (a.) balances and deposits of Borrower held by Lender (including any amounts received in the Lender’s Account); or (b.) the Obligations at any time owing to or for the credit or the account of Borrower held by Lender.

12.1.8. Hold Monies. Lender may hold, as cash collateral, any and all balances and deposits of Borrower held by Lender, and any amounts received in the Lender’s Account and Collateral Control Account(s), to secure the full and final repayment of all of the Obligations.

12.1.9. Deal with Collateral. Lender may collect, ship, reclaim, recover, store, finish, maintain, repair, dispose of, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit.

12.1.10. Sell Collateral. Lender may sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s Premises) as Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale.

12.1.11. Notice of Disposition of Collateral. Lender shall give notice of the disposition of the Collateral as follows:

12.1.11.1. Lender shall give Borrower and each holder of a Security Interest in the Collateral which has filed with Lender a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

12.1.11.2. the notice shall be personally delivered or mailed, postage prepaid, to Borrower at the address set forth herein, giving such notice as may be reasonable under the circumstance of (a.) the date fixed for the sale; or (b.) before the date on or after which the private sale or other disposition is to be made; except that no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower, or secured creditors reflected in a UCC search claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Lender or as is reflected in such UCC search as the case may be; and

12.1.11.3. if the sale is to be a public sale, Lender shall also give notice of the time and place by publishing a notice one (1) time giving such notice as may be reasonable under the circumstances before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held.

12.1.12. Credit Bid. Lender may credit bid and purchase any and all of the Collateral at any public sale.

12.1.13. Deficiency; Excess. Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately to Lender by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Borrower.

12.2. Remedies Cumulative. Lender shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all Collateral for any credit accommodation from Lender under this Agreement or any other Loan Document and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender in connection with each of the Loan Documents or as accorded by Lender, may be reasonably exercised at any time by Lender and from time to time after the occurrence and during the continuance of a Event of default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

13. Taxes and Lender Expenses.

13.1. Actions to Protect Lender. If Borrower fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement (in each case, except for payments subject to Permitted Protests), then, to the extent that Lender determines in its good faith reasonable business judgment that such failure by Borrower could have a Material Adverse Change with respect to Lender’s interests in the Collateral, in its Sole Discretion and without prior notice except as provided in the Loan Documents (except that Lender shall use its best efforts to give two (2) days’ notice to Borrower without incurring any liability for failure to do so), Lender may do any or all of the following: (a.) set up such reserves in Borrower’s loan account and comply with any condition as Lender reasonably deems necessary to protect Lender from the exposure created by such failure; (b.) qualify Borrower in any state to collect Accounts; (c.) obtain and maintain insurance policies of the type described herein; and (d.) take any action with respect to such policies as Lender reasonably deems prudent.  Any such amounts paid by Lender shall be at Borrower’s expense and shall constitute Lender Expenses. Any such payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, Security Interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing. Such Lender’s Expenses may be charged to Borrower’s account and if not charged or paid prior to such time, shall be charged upon termination.

13.2. Lender May Obtain Insurance to Protect its Interest Upon Borrower’s Failure to Provide Insurance. Unless Borrower provides Lender with evidence of the insurance coverage as required by this Agreement, Lender may purchase such insurance at Borrower’s expense to protect Lender's interest. This insurance may, but need not, also protect Borrower’s interest. If any Collateral becomes damaged, the insurance coverage that Lender purchases may not pay any claim Borrower makes or any claim made against Borrower. Borrower may later cancel this coverage after providing evidence that Borrower has obtained property coverage elsewhere.

13.3. Costs of Insurance. Borrower is responsible for the cost of any insurance purchased by Lender, which shall constitute a Lender Expense. The cost of obtaining this insurance may be added to Borrower’s loan balance. If the cost is added to Borrower’s loan balance, interest at the Rate set forth in Section 2.2.1 will apply to this added amount. The effective date of coverage may be the date on which Borrower’s prior coverage lapsed or the date Borrower failed to provide proof of coverage.

13.4. Disclosure Regarding Lender Obtained Insurance. The insurance coverage that Lender purchases may be considerably more expensive than the insurance coverage that Borrower could obtain and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

14. Waivers; Indemnification.

14.1. Waivers of Demand, Protest, etc. Except as expressly provided in the Agreement or the other Loan Documents, Borrower hereby waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of Accounts, Documents, Instruments, Chattel Paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

14.2. No Liability of Lender Re: Collateral. Lender and Collateral Agent shall not in any way or manner be liable or responsible for (a.) the safekeeping of the Collateral; (b.) any loss or damage thereto occurring or arising in any manner or fashion from any cause; or (c.) any diminution in the value thereof; or any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

14.3. Indemnification. Borrower hereby agrees to indemnify Lender and Collateral Agent, any Affiliate thereof, and its directors, officers, employees, agents, counsel, and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever, including Attorneys’ Fees, Lender Expenses, the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the “Indemnified Liabilities”); provided that Borrower shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

14.4. No Liability for Failure to Make Advances. Borrower hereby agrees Lender shall not be liable or responsible for any failure to make Advances (a.) if in Lender’s Sole Discretion Lender reasonably believes in light of all of the facts and circumstances that Borrower is not entitled to receive such Advances; (b.) due to any accounting or administrative errors made by Lender provided that such errors are not in bad faith; or (c.) due to any other failure by Lender unless the same arises directly from Lender’s gross negligence or willful misconduct.

14.5. Best Efforts by Lender to Give Notice of Default. Lender agrees to use its best efforts to give Borrower prompt written notice of any default or Event of Default or alleged default by Borrower promptly after Lender has made the determination that it intends to exercise its rights and remedies as Lender; provided, however, that there shall be no obligation on the part of Lender to give any notice in the event of any fraud, defalcation, or conversion on the part of Borrower.

15. Notices. Unless otherwise provided in this Agreement or hereinbelow, all notices or demands by any party relating to this Agreement or any of the other Loan Documents shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) may be made, and deemed to be given, as follows: a) if delivered in person or by courier (overnight or otherwise), on the date when it is delivered; b) if by facsimile, when received at the correct number (proof of which shall be an original facsimile transmission confirmation slip or equivalent); or c) if sent by certified or registered mail or the equivalent, on the earlier of the date such mail is actually delivered or three (3) days after deposit thereof in the mail, unless the date of actual delivery or such date 3 days after deposit thereof in the mail (as applicable) is not a Business Day in which case such communication shall be deemed given and effective on the first following Business Day. Any such notice or communication given pursuant to this Agreement or any of the Loan Documents shall be addressed to the intended recipient at its address or number specified as follows:

If to Borrower: Andalay Solar, Inc.

1475 S. Bascom Avenue, Suite 101,
Campbell, California 95008
Attn: Margaret Randazzo, CEO and CFO
Fax: (408) 371-5105

If to Lender:

Alpha Capital Anstalt
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196

If to the Collateral Agent:

Collateral Services, LLC
515 Rockaway Avenue
Valley Stream, New York 11581
Attn: Ari Kluger
AKluger@lhfin.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. Notwithstanding anything to the contrary in the foregoing, Borrower acknowledges and agrees that notices sent by Lender in connection with §§ 9610, 9611, 9612, 9613, 9614, 9615, 9617, 9618, 9620, 9621, or 9624 of the Code and any other references to the disposition of collateral under the Code, all as such sections may be amended and/or re-numbered from time to time, shall be deemed sent when: (a) delivered in person or by courier (overnight or otherwise), (b) deposited in the mail, or (c) transmitted by facsimile.

16. Choice of Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of New York without giving effect to conflicts of law principles.

17. Venue. The parties hereby agree that (a.) this Agreement is entered into and that Borrower’s performance to Lender occurs at Campbell, California ; and (b.) all actions or proceedings arising in connection with this Agreement and/or the Loan Documents shall be tried and litigated only in the State and Federal courts located in the State and County of New York or, at the sole option of Lender, in any other court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. Each of Borrower and Lender waives, to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

18. JURY TRIAL WAIVER. BORROWER AND LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDERS REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

19. Destruction of Borrower’s Documents. All documents, schedules, invoices, agings, or other papers delivered to Lender, other than Borrower’s Books or Collateral, may be destroyed or otherwise disposed of by Lender four (4) months after they are delivered to or received by Lender, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower’s expense, for their return.

20. Revocation of Borrower’s Right to Sell Inventory Free and Clear of Lender’s Security Interest. Lender may, upon the occurrence and during the continuance of an Event of Default, revoke Borrower’s right to sell Inventory free and clear of Lender’s Security Interest therein.

21. Third Party Debt. If Borrower owes money to any third party (the “Third Party Debt”) which is also a borrower or other obligor of Lender (the “Third Party Debtor”), Lender may at its option to protect the interests of Lender, advance sums in the amount of the Third Party Debt under the Agreement and pay directly to the Third Party Debtor the amount of the Third Party Debt.

22. Disclaimer for Negligence. Lender shall not be liable for any claims, demands, losses, or damages made, claimed, or suffered by Borrower, except to the extent such claims, demands, losses, or damages are caused directly by Lender’s gross negligence or willful misconduct.

23. Limitation of Damages. Lender and Collateral Agent shall not be responsible for any lost profits or indirect, special, or consequential damages from Borrower arising from any breach of contract, tort (excluding Lender’s gross negligence or willful misconduct), or any other wrong arising from the establishment, administration, or collection of the Obligations. In no event shall Lender be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond Lender’s reasonable control or for indirect, special or consequential damages.

24. left intentionally blank.

25. Borrower Authorization. Borrower consents to Lender’s use of Borrower’s company names and logos in Lender’s written and oral presentations, including in Lender’s advertising, promotional and marketing materials, client lists, news releases and Web site. In connection with any client references in such written or oral presentations, Borrower consents to the use of individual names and quotations.

26. General Provisions.

26.1. Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and Lender.

26.2. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided, however, that Borrower may not assign or transfer its interest hereunder without the prior written consent of Lender, and any prohibited assignment shall be void ab initio. Lender reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, Lender’s rights and benefits under each of the Loan Documents executed herewith or hereafter. In connection therewith, Lender may, subject to the requirements of Section 30, disclose all documents and information that Lender now has or may hereafter acquire relating to any credit extended by Lender to Borrower, Borrower or its business, or any Collateral.

26.3. Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

26.4. Interpretation. This Agreement, all the Loan Documents, and all agreements relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly.

26.5. Severability of Provisions. In the event that any one or more of the provisions contained in this Agreement shall be for any reason held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties agree to replace any invalid provision with a valid provision, which most closely approximates the intent and economic effect of the invalid provision.

26.6. Amendments in Writing. Neither this Agreement nor any provisions hereof may be changed, waived, discharged, or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but may only be by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

26.7. Waiver or Delay by Lender to Exercise Rights. No failure by Lender to exercise and no delay by Lender in exercising any right, power, or remedy hereunder or under any of the other Loan Documents shall impair any right, power, or remedy which Lender may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Lender of any breach or default by Borrower hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Lender hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies which Lender would otherwise have. Any waiver, permit, consent, or approval by Lender of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

26.8. Survival. All representations, warranties, and agreements herein contained shall be effective so long as any portion of this Agreement remains executory.

26.9. Continuing Obligations. No termination of this Agreement or any other Loan Document shall relieve or discharge Borrower of its respective duties, obligations and covenants until all of Borrower’s Obligations (other than contingent obligations) under this Agreement and the other Loan Documents, other than contingent obligations, have been fully and finally discharged and paid, and Lender’s continuing Security Interest in the Collateral and the rights and remedies of Lender hereunder, under the other Loan Documents and applicable law and procedures established by Lender in connection with its lending operations from time to time, whether pursuant to a procedure manual or otherwise, shall remain in effect until all such Obligations (other than contingent obligations), other than contingent obligations, have been fully and finally discharged and paid.

26.10. Further Assurances. Borrower shall execute such other and further documents and instruments and take such other actions as Lender may reasonably request to implement the provisions of this Agreement and to perfect and protect the Security Interests and other rights and remedies of Lender contemplated by the Loan Documents or granted hereafter.

26.11. Counterparts; Facsimile Execution. This Agreement and all of the Loan Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. This Agreement and all of the Loan Documents, or a signature page thereto intended to be attached to a copy of this Agreement or any of the Loan Documents, signed and transmitted by facsimile machine, telecopier or other electronic means (including via transmittal of a “pdf” file) shall be deemed and treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy of other electronic document. No party hereto may raise the use of a facsimile machine, telecopier or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or other electronic means as a defense to the enforcement of this Agreement and any of the Loan Documents.

26.12.           Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower to Lender of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (individually or collectively, a “Voidable Transfer”), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and Attorneys’ Fees of Lender related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

26.13.           Supplementary Terms. The terms and conditions of the Loan Documents shall supplement the terms hereof, except to the extent otherwise specifically provided herein.

26.14.           Integration. This Agreement, together with the Loan Documents, embodies the entire agreement and understanding among and between the parties hereto, and supersedes all prior or contemporaneous agreements and understandings between said parties, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Lender or any third party to induce Borrower to execute this Agreement or the Loan Documents. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement or the Loan Documents.

26.15.           Conflicts With Other Agreements. Unless otherwise expressly stated in the Loan Documents or any other agreement between Lender and Borrower, if a conflict exists between the provisions of this Agreement and the provisions of or the Loan Documents or such other agreement, the provisions of this Agreement shall control.

27.           Cross Collateral. Any Collateral pledged to Lender to secure any obligation of Borrower shall also secure any other obligation of Borrower to Lender.

28.           Cross-Payment; Right to Reserve. Lender may, in its Sole Discretion, make Advances under one loan to make any payments due from Borrower to Lender under any other loan. Lender may also, in its Sole Discretion reserve under one loan from Borrower for amounts due under any other loan from Borrower.

29.           Cross-Defaults. An Event of Default under this Agreement shall be an Event of Default under each of the Loan Documents, and vice versa.

30.           Confidentiality. In handling any non-public information of Borrower, Lender and all employees and agents of Lender shall exercise the same degree of care to maintain the confidentiality of such proprietary information that Lender exercises with respect to its own proprietary information of the same type, except that disclosure of such proprietary information may be made: (a.) to the subsidiaries or Affiliates of Lender in connection with their present or prospective business relations with Borrower; (b.) to prospective transferees or purchasers of any interest in the Advances; (c.) as required by law, regulations, rule or order, subpoena, judicial order, or similar order; (d.) as may be required in connection with the examination, audit or similar investigation of Lender; and (e.) as Lender may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (i.) is in the public domain or in the knowledge or possession of Lender when disclosed to Lender, or becomes part of the public domain after disclosure to Lender through no fault of Lender; or (ii.) is disclosed to Lender by a third party, provided Lender does not have actual knowledge that such third party is prohibited from disclosing such information. The terms hereof supersede any and all terms of any other pre-existing confidentiality agreement between Borrower and Lender, with such other confidentiality agreement deemed to have had no force and effect.

31.           Dealership Sales.  Lender has been informed by Borrower that it intends to sell its vehicles and other products (collectively, “Vehicles”) to industrial sales (or other) dealerships (“Dealerships”) who in turn will sell such vehicles to the general public. To the extent such sales to Dealerships constitute Prime Accounts and subject to the terms of this Agreement, Lender will be providing Advances against Accounts owing to Borrower from Dealerships.  However, notwithstanding anything else to the contrary in this Agreement, Lender in its absolute discretion reserves the right to establish credit limits for each respective Dealership limiting the amount of total Advances to be made against the Accounts of a respective Dealership(s). Lender from time to time will inform Borrower in writing of such respective Dealership credit limits.  In connection with Borrower’s sales of Vehicles to Dealerships, Borrower will provide Lender with a “sell-through” report in form acceptable to Lender which describes, among other things, the amount and types of Vehicles: (a) sold to respective Dealerships; (b) held in stock by respective Dealerships, and (c) sold by respective Dealerships to the general public.

33.           Non-Public Information.  Without the prior written consent of the Lender, the Borrower shall not deliver to the Lender any material non-public information regarding the Borrower.  The Borrower acknowledges that the Lender may engage in transactions with the Borrower’s securities in reliance on this Section 33.

33.           The Collateral Agent.

33.1           Appointment. The Lender (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex B is attached (the "Agreement"), by their acceptance of the benefits of the Agreement, hereby designate Collateral Services, LLC (“Collateral Agent”) as the Collateral Agent to act as specified herein and in the Agreement. Lender shall be deemed irrevocably to authorize the Collateral Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Debentures) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

33.2           Duties of the Collateral Agent.  All reports and statements required to be delivered under this Agreement shall be delivered to the Collateral Agent.  All rights of the Lender hereunder shall be exercised by the Collateral Agent.  Additionally all requests for Advance will be sent to the Collateral Agent for its review and provided such request is in accordance with the terms of this Agreement it shall be forwarded to the Lender to fund such Advance.  It is specifically intended to structure the transactions herein so that the Collateral Agent will act in the place of the Lender so that no material non-public information is delivered to the Lender.

33.3           Other Activities.   Collateral Agent may generally engage in any kind of business with Lender or Debtor any subsidiary or affiliate thereof as if it had not entered into this Agreement. Collateral Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) may now or hereafter be engaged in one or more transactions with either Lender or Debtor or may act as trustee, agent or representative of either Lender or Debtor, or otherwise be engaged in other transactions with such parties (collectively, the “Other Activities”).  Without limiting the forgoing, Collateral Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) shall not be responsible to account to Lender or Debtor for such other activities.

33.4           Collateral Agent.

33.4.1 Limitations on Duties of Collateral Agent. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Collateral Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Borrower or Lender; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

33.4.2  Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Lender’s investment in the Borrower, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide Lender with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Collateral Agent shall not be responsible to the Borrower or Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Borrower or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Borrower, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Debentures or any of the other Transaction Documents.

33.4.3  Certain Rights of the Collateral Agent. The Collateral Agent shall have the right to take any action with respect to the Collateral, on behalf of the Lender. To the extent practical, the Collateral Agent shall request instructions from the Lender with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of Lender; if such instructions are not provided despite the Collateral Agent’s request therefor, the Collateral Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from Lender in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) Lender shall have no right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Borrower shall have no right to question or challenge the authority of, or the instructions given to, the Collateral Agent pursuant to the foregoing and (b) the Collateral Agent shall not be required to take any action which the Collateral Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

33.4.4  Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Collateral Agent shall have no obligation whatsoever to Lender to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

33.4.5  Indemnification. To the extent that the Collateral Agent is not reimbursed and indemnified by the Borrower, the Lender will jointly and severally reimburse and indemnify the Collateral Agent, in proportion to their initially purchased respective principal amounts of Debentures, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Collateral Agent's own gross negligence or willful misconduct. Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require Lender to deposit with it sufficient sums as it determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action.

33.4.6  Resignation by the Collateral Agent. (a) The Collateral Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 10 calendar days' prior written notice (as provided in the Agreement) to the Borrower and the Lender. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (b) and (c) below.(b) Upon any such notice of resignation, the Lender, acting by a Majority in Interest, shall appoint a successor Collateral Agent hereunder.(c) If a successor Collateral Agent shall not have been so appointed within said 30-day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Lender appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 30-day period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Borrower and the Lender in a proceeding for the appointment of a successor Collateral Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Borrower on demand.

33.4.7  Rights with respect to Collateral. Lender agrees with the  Collateral Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that Lender has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under the Agreement.  After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of the Agreement including this Annex B shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

34.           Responsibility for Collateral.  The Borrower assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) neither the Collateral Agent nor Lender (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Borrower shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Borrower thereunder. Neither the Collateral Agent nor Lender shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Collateral Agent or Lender of any payment relating to any of the Collateral, nor shall the Collateral Agent or Lender be obligated in any manner to perform any of the obligations of any Borrower under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Collateral Agent or to which the Collateral Agent or Lender may be entitled at any time or times.

37.  Power of Attorney; Further Assurances.

(a) Borrower authorizes the Collateral Agent, and does hereby make, constitute and appoint the Collateral Agent and its officers, agents, successors or assigns with full power of substitution, as Borrower’s true and lawful attorney-in-fact, with power, in the name of the Collateral Agent or Borrower, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Collateral Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against Borrower, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Collateral Agent, and at the expense of the Borrower, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Collateral Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Debentures all as fully and effectually as the Borrower might or could do; and each Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.  The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Borrower is subject or to which any Borrower is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, Lender is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b)           On a continuing basis, each Borrower will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C  attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Collateral Agent, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Collateral Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c)           Each Borrower hereby irrevocably appoints the Collateral Agent as such Borrower’s attorney-in-fact, with full authority in the place and instead of such Borrower and in the name of such Borrower, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Borrower where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Collateral Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

38.  Limitations on Liability. Nothing in this Agreement shall be construed to subject Collateral Agent or Lender to liability as a control person of Borrower or any if its direct or indirect subsidiaries, nor shall Collateral Agent or Lender be deemed to have assumed any obligations as an officer, director or control person of Borrower or any if its direct or indirect subsidiaries or otherwise.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER

Andalay Solar, Inc.

____________________
By:
Title:

LENDER

Alpha Capital Anstalt

____________________
By:
Its:

COLLATERAL AGENT

Collateral Services, LLC

____________________
By:
Title: